EXHIBIT 2.1











                            ASSET PURCHASE AGREEMENT

                                 by and between

                             GROUP 1 SOFTWARE, INC.


                                       and

                             SAGENT TECHNOLOGY, INC.



                                   dated as of

                                 April 15, 2003

                                TABLE OF CONTENTS

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.1   Definitions..................................................
Section 1.2   Interpretation...............................................


                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

Section 2.1   Sale and Transfer of Assets..................................
Section 2.2   Retained Assets..............................................
Section 2.3   Assumption of Liabilities....................................
Section 2.4   Retained Liabilities.........................................
Section 2.5   The Purchase Price...........................................
Section 2.6   Purchase Price Adjustment....................................
Section 2.7   Holdback.....................................................
Section 2.8   Purchase Option..............................................


                                   ARTICLE III

                                   THE CLOSING

Section 3.1   The Closing..................................................
Section 3.2   Deliveries by Seller.........................................
Section 3.3   Deliveries by Purchaser......................................

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER


Section 4.1   Organization; Qualification..................................
Section 4.2   Subsidiaries and Affiliates..................................
Section 4.3   Authorization; Validity of Agreement.........................
Section 4.4   Consents and Approvals; No Violations........................
Section 4.5   Financial Statements; SEC Filings............................
Section 4.6   Books and Records............................................
Section 4.7   No Undisclosed Liabilities...................................
Section 4.8   Accounts Receivable..........................................
Section 4.9   Disputed Accounts Payable....................................
Section 4.10  Prepayment of Seller Debt....................................
Section 4.11  Absence of Certain Changes...................................
Section 4.12  Title to Properties; Encumbrances............................
Section 4.13  Real Property................................................
Section 4.14  Equipment....................................................
Section 4.15  Environmental Matters........................................
Section 4.16  Material Contracts...........................................
Section 4.17  Customers....................................................
Section 4.18  Insurance....................................................
Section 4.19  Casualties...................................................
Section 4.20  Litigation...................................................
Section 4.21  Compliance with Laws; Permits and Licenses...................
Section 4.22  Employee Benefit Plans.......................................
Section 4.23  Tax Matters..................................................
Section 4.24  Intellectual Property........................................
Section 4.25  Labor Matters................................................
Section 4.26  Personnel....................................................
Section 4.27  Warranties; Product Claims...................................
Section 4.28  Potential Conflict of Interest...............................
Section 4.29  Propriety of Past Payments...................................
Section 4.30  Bank Accounts................................................
Section 4.31  Sufficiency of Assets........................................
Section 4.32  Brokers or Finders...........................................
Section 4.33  Certain Intercompany Notes...................................
Section 4.34  Disclaimer of Other Representations and Warranties...........

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER


Section 5.1   Organization.................................................
Section 5.2   Authorization; Validity of Agreement.........................
Section 5.3   Consents and Approvals; No Violations........................
Section 5.4   Brokers or Finders...........................................
Section 5.5   Availability of Funds........................................
Section 5.6   Litigation...................................................


                                   ARTICLE VI

                                    COVENANTS

Section 6.1   Interim Operations of the Business...........................
Section 6.2   Access; Confidentiality......................................
Section 6.3   Efforts and Actions to Cause Closing to Occur................
Section 6.4   Notification of Certain Matters..............................
Section 6.5   Stockholders' Meeting........................................
Section 6.6   No Solicitation..............................................
Section 6.7   Non-Compete..................................................
Section 6.8   Subsequent Actions...........................................
Section 6.9   Employee Matters.............................................
Section 6.10  Purchaser Due Diligence Period...............................
Section 6.11  Purchaser Board Meeting......................................
Section 6.12  Estoppel Certificates........................................
Section 6.13  General Cooperation..........................................
Section 6.14  Use of Seller's Name and Logo................................
Section 6.15  Further Assurances...........................................
Section 6.16  Termination of Certain Distribution Agreements.  ............


                                   ARTICLE VII

                                   TAX MATTERS

Section 7.1   Transfer Taxes...............................................
Section 7.2   Tax Return Filings...........................................
Section 7.3   Tax Indemnification..........................................
Section 7.4   Cooperation..................................................
Section 7.5   Refunds and Credits..........................................
Section 7.6   Tax Sharing Agreements.......................................
Section 7.7   Allocation of Purchase Price.................................
Section 7.8   Calculation of Losses........................................
Section 7.9   Procedures Relating to Indemnification of Tax Claims.........
Section 7.10  Employees....................................................


                                  ARTICLE VIII

                                   CONDITIONS

Section 8.1   Conditions to Each Party's Obligation to Effect the
               Closing.....................................................
Section 8.2   Conditions to Obligations of Purchaser to Effect the
               Closing.....................................................
Section 8.3   Conditions to Obligations of Seller to Effect the Closing....


                                   ARTICLE IX

                                   TERMINATION

Section 9.1   Termination..................................................
Section 9.2   Effect of Termination........................................


                                    ARTICLE X

                                 INDEMNIFICATION

Section 10.1  Survival of Certain Representations and Warranties...........
Section 10.2  Indemnification by Seller....................................
Section 10.3  Indemnification by Purchaser.................................
Section 10.4  Indemnification Procedures...................................
Section 10.5  Limitations..................................................


                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1  Fees and Expenses............................................
Section 11.2  Amendment and Modification...................................
Section 11.3  Publicity....................................................
Section 11.4  Notices......................................................
Section 11.5  Counterparts.................................................
Section 11.6  Entire Agreement; No Third Party Beneficiaries...............
Section 11.7  Severability.................................................
Section 11.8  Governing Law................................................
Section 11.9  Enforcement; Venue...........................................
Section 11.10 Time of Essence..............................................
Section 11.11 Extension; Waiver............................................
Section 11.12 Election of Remedies.........................................
Section 11.13 Assignment...................................................

                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT, dated as of April 15, 2003, by and between GROUP 1 SOFTWARE, INC., a Delaware corporation ("Purchaser"), and SAGENT TECHNOLOGY, INC., a Delaware corporation ("Seller"). Certain capitalized terms used in this Agreement have the meanings assigned to them in Article I.

            WHEREAS, Seller is engaged in the business of developing, marketing and distributing software and related services (the "Business");

            WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase, the Assets (as hereinafter defined), subject to the assumption by Purchaser of certain liabilities of Seller comprising the Assumed Liabilities (as hereinafter defined) on the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, it is contemplated that, subject to approval by Seller's stockholders, as soon as reasonably practicable following the Closing, Seller shall wind up its operations and dissolve in accordance with Applicable Law;

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

            "Accounts Receivable" shall mean any and all trade accounts, notes and other receivables of Seller and its Subsidiaries and all claims relating thereto or arising therefrom.

            "Acquisition Proposal" shall mean any proposal or offer made by any Person other than Purchaser or any Subsidiary of Purchaser to acquire all or a substantial part of the business or properties of Seller or any Seller Subsidiary or any capital stock of Seller or any Seller Subsidiary, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving Seller or any Subsidiary, division or operating or principal business unit of Seller.

            "Affiliate" of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person.

            "Agreement" or "this Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Appendices hereto and the Disclosure Schedule.

            "Ancillary Agreements" shall mean the Bill of Sale, the Lease Assignment Documents and the Assignment and Assumption Agreement.

            "Applicable Law" shall mean any law, regulation, rule, order, judgment or decree to which the Business, the Assets, Seller or any of its Subsidiaries is subject.

            "Applicable Rate" means a rate per annum equal to the "prime rate" as set forth in The Wall Street Journal "Money Rates" column plus one percent (1%).

            "Assets" shall mean the assets of Seller set forth in Section 2.1.

            "Associate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

            "Assumed Liabilities" shall have the meaning set forth in Section
2.3.

            "Balance Sheet" shall mean the most recent audited balance sheet of Seller and its consolidated subsidiaries included in the Financial Statements.

            "Balance Sheet Date" shall mean the date of the Balance Sheet.

            "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in the States of California and Maryland are authorized or obligated to close.

            "Closing" shall mean the closing referred to in Section 3.1.

            "Closing Date" shall mean the date on which the Closing occurs.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Computer Hardware" shall mean any computer hardware or peripheral device.

            "Confidentiality Agreement" shall mean that certain letter agreement dated March 5, 2003 between Seller and Purchaser.

            "Confidentiality Obligations" shall mean any confidentiality obligations set forth herein or in any other agreement to which each of the parties hereto are parties or by which each are bound, including the Confidentiality Agreement.

            "Confidentiality Regulations" shall mean Treasury Regulation Section 1.6011-4(b)(3) or any successor provision of the Treasury Regulations promulgated under Section 6011 of the Code.

            "Copyrights" shall mean, as they exist anywhere in the world, copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights.

            "Databases" shall mean any compilation of data stored electronically and used in conjunction with any software Product used by or marketed, licensed, sublicensed or otherwise distributed by Purchaser.

            "Defect" shall mean a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity; provided, however, that with regard to software products "Defect" shall mean the failure of the programming to perform as warranted or otherwise described in the concomitant standard user or technical document for it.

            "Disclosure Schedule" shall mean the final disclosure schedule prepared and signed by Seller and delivered to Purchaser on or prior to April 19, 2003.

            "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

            "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

            "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by Seller or any Seller Subsidiary, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Law" shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Excluded Taxes" shall mean any liability for sales and value-added Taxes reflected on the Balance Sheet with respect to the Acquired Subsidiaries.

            "Expenses" shall mean any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

            "Final Determination" means (i) with respect of Federal Income Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD and (ii) with respect to Taxes other than Federal Income Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).

            "Financial Statements" shall mean (a) the consolidated balance sheet of Seller and Seller's consolidated Subsidiaries as at December 31, 2001 and 2002 and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 2001 and 2002, each certified by KPMG LLP, independent certified public accountants, whose reports thereon are included therein and (b) an unaudited consolidated balance sheet of Seller and Seller's consolidated Subsidiaries as at March 31, 2003 and unaudited consolidated statements of income, shareholders' equity and cash flows for the quarterly period then ended.

            "FTC" shall mean the United States Federal Trade Commission.

            "GAAP" shall mean United States generally accepted accounting principles.

            "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indebtedness" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course of Business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property and (vi) all guarantee obligations.

            "Indemnified Party" shall have the meaning set forth in Section 10.4(a).

            "Indemnitor" shall have the meaning set forth in Section 10.4(a).

            "Intellectual Property" means all Copyrights, Internet Assets, Patents, Software, Trade Secrets, Trademarks, Databases and IP Licenses.

            "IP Licenses" means all licenses, sublicenses, distributor agreements or permissions, including without limitation, the right to receive royalties or any other consideration relating to Copyrights, Internet Assets, Patents, Software, Trade Secrets and Trademarks.

            "Internet Assets" means, as they exist anywhere in the world, domain names, Internet addresses and other computer identifiers, web sites, web pages and similar rights and items.

            "Inventory" shall have the meaning set forth in Section 2.1(f).

            "Knowledge of Seller" concerning a particular subject, area or aspect of the Business or affairs shall mean the actual knowledge, after due inquiry, of any of the directors or the following officers of Seller: Andre Boisvert, Mike Shannahan, Arthur Parker, Patty Szoka, Yasuhito Mori, Mark Whitney, Mike Hemmert Scott Willey, Ellen Raynor, Kenneth Bendix, and Steve Walden.

            "Lease Assignment Documents" shall have the meaning set forth in
Section 3.2(b).

            "Leased Real Property" shall mean the leasehold interests held by Seller or any of its Subsidiaries under the Real Property Leases.

            "Liabilities" shall mean the debts, liabilities, claims, security interests, Encumbrances (other than Permitted Encumbrances), demands, expenses, commitments and obligations (whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated, arising prior to, at or after the Closing) of Seller or its Subsidiaries.

            "Loss Threshold" shall have the meaning set forth in Section 10.2(b)(ii).

            "Losses" shall mean any and all losses, costs, claims, assessments, obligations, liabilities, settlement payments, interest, other carrying costs, diminution in value, awards, judgments, fines, penalties, damages, Expenses, deficiencies or other charges.

            "Material Adverse Effect" or "Material Adverse Change" shall mean any change or changes, effect or effects, event or events, or circumstance or circumstances, that individually or in the aggregate are reasonably expected to be materially adverse to (i) the assets, properties, business, results of operations, income or condition (financial or otherwise) of Seller and its Subsidiaries, taken as a whole, the Business or the Assets or (ii) the ability of Seller to perform its obligations under this Agreement, other than changes:
(a) resulting from or related directly to the announcement of the Transactions,
(b) resulting from or related to the U.S. economy in general or any industries in which Seller operates in general (and not having a materially disproportionate effect on Seller relative to most other industry participants),
(c) resulting from or related to changes in Applicable Law after the date hereof, or (d) resulting from or related to compliance with the terms of this Agreement.

            "Materials of Environmental Concern" shall mean chemicals; pollutants; contaminants; wastes; toxic or hazardous substances, materials and wastes; petroleum and petroleum products; asbestos and asbestos-containing materials; polychlorinated biphenyls; lead and lead-based paints and materials; and radon.

            "Net Assets" shall mean (i) the book value of the Assets, less (ii) the Assumed Liabilities (which includes, for purposes of this definition, the amount loaned by Purchaser to Seller pursuant to the Purchaser Loan Agreements in excess of the amount to be paid by Seller to CDC Software Corporation ("CDC") pursuant to that certain Settlement Agreement, dated as of April 4, 2003 by and between Seller and CDC), calculated in accordance with GAAP.

            "Notes" shall mean each of the secured promissory notes issued by Seller to Purchaser pursuant to that certain Note Purchase Agreement dated as of April 15, 2003 between Seller and Purchaser.

            "Off-the-Shelf Software" means off-the-shelf software as such term is commonly understood, that is commercially available on a retail basis for less than $5,000 per CPU.

            "Ordinary Course of Business" any action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken, without any special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

            "Patents" means, as they exist anywhere in the world, patents, patent renewals and renewal rights, extension patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

            "Permits" shall mean permits, certificates, licenses, filings, approvals and other authorizations of any Governmental Entity.

            "Permitted Encumbrances" shall mean, other than with respect to Seller Intellectual Property (it being agreed and understood that, when used in this Agreement, the term Permitted Encumbrances shall not apply to, and shall not be used to modify or limit the scope of, any Encumbrances with respect to Intellectual Property owned by Seller) (a) statutory liens, charges, assessments, security interests, claims, obligations, understandings or arrangements for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which reserves are reflected in the Financial Statements;
(b) mechanic's, carrier's, warehouseman's, landlord's, materialman's, worker's, repairer's and similar statutory liens, charges, assessments, security interests, options, claims, mortgages, pledges, obligations, understandings or arrangements arising or incurred in the Ordinary Course of Business in amounts that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; (c) zoning, entitlement, subdivision, building and other land use regulations imposed by Governmental Entities having jurisdiction over such property that are not violated by the current use and operation of such property; (d) covenants, conditions, restrictions, rights-of-way, easements and other similar matters whether or not of record affecting title to such property that do not materially interfere with the current use or the marketability of title of such property; (e) pledges or deposits in connection with, or to secure, workmen's compensation, unemployment insurance pension or other employee benefits; (f) restrictions on transfer arising out of or related to securities Laws; (g) the Seller Agreements; and (h) Purchaser Encumbrances.

            "Plan" shall mean each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Seller or by any ERISA Affiliate, or to which Seller or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of Seller or any Seller Subsidiary.

            "Post-Closing Tax Period" means any taxable period (or portion thereof) beginning after the close of business on the Closing Date.

            "Pre-Closing Tax Period" means any taxable period (or portion thereof) ending on or before the close of business on the Closing Date.

            "Product" shall mean any product designed, developed, duplicated, shipped, sold, marketed, licensed, sublicensed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of Seller or any Seller Subsidiary, or any agent of Seller, including any product sold in the United States by Seller or any Seller Subsidiary as the distributor, agent, or pursuant to any other contractual relationship with a non-U.S. manufacturer.

            "Purchase Price" shall have the meaning set forth in Section 2.5.

            "Purchaser" shall have the meaning set forth in the Recitals.

            "Purchaser Indemnified Parties" shall mean Purchaser and each of its Representatives and Affiliates.

            "Purchaser Loan Agreements" shall mean that certain Note Purchase Agreement dated as of April 15, 2003 between Seller and Purchaser and the other agreements entered pursuant thereto, including the Security Agreement (as defined in the Note Purchase Agreement), the Pledge Agreement (as defined in the Note Purchase Agreement) and the Notes.

            "Real Property Leases" shall mean the real property leases to which Seller and/or a Subsidiary of Seller is a party described in Schedule 2.1(c).

            "Representative" shall mean any officer, director, employee, agent, advisor or consultant of a Person.

            "Retained Assets" has the meaning set forth in Section 2.2.

            "Retained Liabilities" has the meaning set forth in Section 2.4.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "Self-Help Mechanism" means any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time, upon the occurrence of a defined event(s) or under the positive control of a Person other than an authorized licensee or owner of a copy of the program or the right and title in and to the program.

            "Seller" shall have the meaning set forth in the Recitals.

            "Seller Agreements" shall have the meaning set forth in Section 2.3.

            "Seller Board of Directors" shall mean the board of directors of Seller.

            "Seller Group" means any combined, consolidated, affiliated or unitary group, including within the meaning of Section 1504 of the Code or any similar provision under the tax laws of any state or foreign jurisdiction, of which any of the Seller, the Seller Subsidiaries or Acquired Subsidiaries is or has been a member.

            "Seller Intellectual Property" shall mean all Intellectual Property that is currently used in the Business or that is necessary to conduct the Business as presently conducted.

            "Seller Indemnified Parties" shall mean Seller and each of its Representatives Affiliates.

            "Seller's Trademarks and Logos" has the meaning set forth in Section 6.14.

            "Seller Subsidiary" shall mean each Person which is a Subsidiary of Seller.

            "Shares" shall mean shares of common stock, par value $.001, issued by Seller.

            "Software" means, as they exist anywhere in the world, computer software programs, including, without limitation, all source code as fully commented source code as exists, object code, specifications, designs and documentation related thereto, definitions of files, fields of files, variables, details, parameters, installation and maintenance specifications, inputs and outputs (including codes and acronyms), program descriptions, file descriptions, formats and layouts, report descriptions and layouts, screen descriptions and layouts, graphical and non-graphical user interfaces, input documents, data elements, paper processing flowcharts, computer processing flowcharts, processing narratives, editing rules, password development and protection rules, telecommunications requirements, glossaries and manual procedures with respect to the aforesaid computer programming. Software shall include, without limitation, derivative works, customizations, supplemental works, interim works, works in progress and all other intellectual property rights, and portions thereof, with respect to the Software, whether or not fixed in a tangible medium of expression, moral rights, with respect to all computer platforms and configurations known or unknown (e.g., - PC, midrange, LAN, WAN, client server, mini, mainframe), all APIs, DLLs and other programming by which the Software integrates or communicates with other software and/or hardware/equipment, together with all concomitant installation, technical, functional or user documentation or specifications (the "Documentation") regardless of the media on which the Documentation is contained.

            "Statement of Net Assets" shall have the meaning set forth in
Section 2.6(a).

            "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

            "Survival Period" shall have the meaning set forth in Section
10.5(b).

            "Tax" or "Taxes" shall mean all taxes, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, personal and real property (including leaseholds and interests in leaseholds), sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

            "Tax Benefit" with respect to any event or adjustment for any Person means the positive excess, if any, of the Tax liability of such Person without regard to such event or adjustment over the Tax liability of such Person taking into account such event or adjustment, with all other circumstances remaining unchanged.

            "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

            "Tax Return" shall mean any return (including estimated returns), report, information return, statement, declaration or other document (including any related or supporting information) filed or required to be filed with any United States federal, state, local or foreign Governmental Entity in connection with any determination, assessment or collection of any Tax or other administration of any laws, regulations or administrative requirements (collectively, "returns") and any amended returns.

            "Third Party" shall mean any Person other than Seller, Purchaser, or any of their respective Affiliates.

            "Third Party Claim" shall have the meaning set has the meaning specified in Section 10.4(b).

            "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

            "Trade Secrets" means, as they exist anywhere in the world, trade secrets, know-how, inventions, processes, procedures, databases, confidential business information, concepts, ideas, designs, research or development information, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, technical data, discoveries, modifications, extensions, improvements, and other proprietary information and rights (whether or not patentable or subject to copyright, mask work, or trade secret protection).

            "Trademarks" means, as they exist anywhere in the world, trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto.

            "Transactions" shall mean all the transactions provided for or contemplated by this Agreement and/or the Ancillary Agreements.

            "Transfer Tax" or "Transfer Taxes" shall mean any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto.

            "Unauthorized Code" means any virus, trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access; or to disable, erase, or otherwise harm any computer, systems, data or other electronically stored records or files or Software.

            "Warn Act" shall mean the Worker Adjustment and Retraining Notification Act.

            "Warranty Claim" shall mean any claim arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold or delivered by Seller or the Seller Subsidiaries (or products containing products manufactured by the Seller or the Seller Subsidiaries).

            Section 1.2 Interpretation. (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

            (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

            (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, Section, paragraph, exhibit and schedule references are to the articles, Sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

            (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

            (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

            Section 2.01 Sale and Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall, and shall cause its Subsidiaries to sell, convey, assign, transfer and deliver to Purchaser and/or one or more of its Affiliates or Subsidiaries, and Purchaser and/or one or more of its Affiliates or Subsidiaries, shall purchase, acquire and accept from Seller and its applicable Subsidiaries, free and clear of any Encumbrances (other than Permitted Encumbrances), all right, title and interest in and to the assets, properties, rights, claims, contracts and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located which are used in or are related to the Business, other than the Retained Assets, including:

            (a) all Intellectual Property;

            (b) except as otherwise provided in this Agreement, all rights of Seller and its Subsidiaries in and to all: (i) supply agreements, license agreements, advisory agreements, promotional agreements, confidentiality agreements (under which Seller or any Seller Subsidiary has provided information to a Third Party) to the extent related to the Assets, all purchase orders for the sale or purchase of goods and services, or both, and all other contracts and other agreements of whatever nature to which Seller or any Seller Subsidiary is a party, in each case to the extent set forth in Schedule 2.1(b) (which such schedule may be subsequently updated by mutual agreement of Purchaser and Seller within 5 Business Days of the date of this Agreement) and (ii) such other agreements entered into by Seller with respect to the providing of its products and services to end-users either directly or indirectly through Third Parties (e.g., software license, software maintenance, beta test, confidentiality or non-disclosure, OEM, VAR, reseller and distributor agreements) to the extent that each such agreement contains terms and conditions that are substantially equivalent to the terms and conditions contained in the corresponding form agreement used by Seller in the twelve (12) months preceding the date of this Agreement;

            (c) except as otherwise provided in this Agreement, all rights of Seller and its Subsidiaries in and to the Real Property Leases, to the extent set forth in Schedule 2.1(c) (which such schedule may be subsequently updated by mutual agreement of Purchaser and Seller within 5 Business Days of the date of this Agreement);

            (d) all books, files, data, customer and supplier lists, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files and all other records of Seller and its Subsidiaries, except to the extent necessary to effect an orderly dissolution of Seller and other than the minute books, stock record books, stock ledgers, Tax Returns, tax books and records and similar financial and other records of Seller or its Subsidiaries which (x) relate to income taxes, gross receipts Taxes and any Taxes imposed in lieu of such Taxes; and (y) in the case of all other Tax Returns and tax books and records, do not pertain primarily to the Business;

            (e) all personal computers, Computer Hardware, Software, data and other electronically stored records and electronic messages of Seller and its Subsidiaries, other than as set forth on Schedule 2.2(a);

            (f) all inventory, supplies, goods-in-transit, packaging materials and other consumables of Seller (the "Inventory"), including Inventory (A) in transit from suppliers of the Business or (B) held by suppliers of the Business;

            (g) all transferable Permits of Seller and its Subsidiaries related to the Business;

            (h) all machinery, vehicles, tools, equipment, furnishings, fixtures, furniture and spare parts owned or leased by Seller and its Subsidiaries, on the Closing Date other than as set forth in Schedule 2.2(a);

            (i) all advertising or promotional materials of Seller and its Subsidiaries;

            (j) all manufacturer's warranties to the extent related to the Assets and all claims under such warranties;

            (k) all rights to the telephone numbers (and related directory listings) to the extent assignable without payment of pre-petition telephone bills, Internet domain names, and internet sites used by Seller and its Subsidiaries, other than as set forth on Schedule 2.2(a);

            (l) all prepaid expenses and deposits of Seller, other than those related to Retained Assets;

            (m) all security deposits, earnest deposits and all other forms of security placed with Seller or its Subsidiaries for the performance of a contract or agreement which otherwise constitute a portion of the Assets, other than those set forth in Schedule 2.2(a);

            (n) except for amounts collected and receipt of payments due under the Retained Assets, all cash on hand or in banks, cash equivalents, marketable and non-marketable securities and other investments, all rights in any funds of any nature, bank and security accounts, safe deposit boxes and vaults and insurance policies, wherever maintained or held;

            (o) all shares of capital stock and/or equity interests in the subsidiaries, partnerships or joint ventures listed on Schedule 2.1(o) (which such schedule may be subsequently updated by mutual agreement of Purchaser and Seller within 5 Business Days of the date of this Agreement) (the "Acquired Subsidiaries");

            (p) the Foreign Subsidiary Assets (as defined in Section 2.8), to the extent that Purchaser exercises the Purchase Option (as defined in Section 2.8); (q) the goodwill in or arising from the Assets and the Business; (r) all other assets and properties related to or used in connection with the Business, except as provided in Schedule 2.2(a); and (s) all rights, privileges, claims, demands, causes of action, prepayments, deposits, refunds, indemnification agreements with, and indemnification rights against, Third Parties, warranty claims (to the extent transferable), offsets and other claims of Seller and its Subsidiaries in respect of the above-listed Assets.

            Section 2.02 Retained Assets. Notwithstanding Section 2.1, all of Seller's and its Subsidiaries' right, title and interest in and to the following properties, assets and rights shall be excluded from the Assets (collectively, the "Retained Assets"):

            (a) all assets, properties, rights, claims and contracts listed in
Schedule 2.2(a);

            (b) any assets and associated claims arising out of the Retained Liabilities;

            (c) all Tax refunds and recoveries and similar benefits of Seller and its Subsidiaries, other than Tax refunds and recoveries and similar benefits that relate to Taxes for which Purchaser is liable pursuant to Section 7.2;

            (d) any claims, counterclaims, offsets, defenses or causes of action arising prior to the Closing Date, other than to the extent relating to, or arising from, the Assets or Assumed Liabilities; and

            (e) all right, title and interest in and to all properties, assets and rights of Seller and its Subsidiaries that are not being transferred pursuant to Section 2.1 (including the Plans).

            Section 2.03 Assumption of Liabilities.

            (a) At the Closing, Purchaser and/or one or more of its Affiliates or Subsidiaries shall assume, and shall be solely and exclusively liable only for (i) those obligations of Seller under the contracts, agreements, leases, licenses, permits, applications, unfilled sales and purchase orders, invoices and other commitments assigned to Purchaser pursuant to Sections 2.1(b) and (c) (collectively, the "Seller Agreements") that arise, and relate to a period, on or after the Closing Date, including all unperformed and unfulfilled obligations expressly identified in such Seller Agreements incurred on or after the Closing Date in respect of services rendered or goods sold to or by Seller on or after the Closing Date which are required to be performed and fulfilled under the Seller Agreements; and (ii) those liabilities set forth on Schedule 2.3 (which such schedule may be subsequently updated by mutual agreement of Purchaser and Seller within 5 Business Days of the date of this Agreement) (collectively, the "Assumed Liabilities").

            (b) Nothing contained in this Agreement shall require Purchaser or any of its Affiliates to pay, perform or discharge any Assumed Liability so long as it shall in good faith and by appropriate and legal means contest or cause to be contested the amount or validity thereof and shall have indemnified and have held harmless Seller and its Affiliates with respect thereto pursuant to the terms of this Agreement.

            (c) Nothing contained in this Section 2.3 or in any instrument of assumption executed by Purchaser at the Closing shall release or relieve Seller from its representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, instrument, agreement or document executed pursuant hereto or in connection herewith, including, the obligations of Seller to indemnify Purchaser in accordance with the provisions of Article X hereto.

            (d) Notwithstanding the foregoing, Purchaser and its Affiliates shall not, and nothing in this Agreement shall require Purchaser and/or its Affiliates to, assume or be liable or otherwise be responsible for any Liabilities of Seller or its Subsidiaries with respect to any Plan (including, but not limited to, any Title IV Plan), except as may be required by law or pursuant to any Seller Agreement.

            Section 2.04 Retained Liabilities. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume, and shall be deemed not to have assumed, any Liabilities of Seller, any of its Subsidiaries or the Business, except as specifically provided in Section 2.3(a). All other liabilities, known or unknown, contingent or otherwise shall remain the obligations of Seller. Retained Liabilities shall include all liabilities other than Assumed Liabilities, including but not limited to:

            (a) any and all liabilities incurred or assumed prior to the Closing Date relating to current or former employees of Seller or any Seller Subsidiary or any Plan;

            (b) any and all liabilities or potential liabilities in respect of pending or threatened litigation brought or to be brought in respect of events, circumstances or facts occurring prior to the Closing, including any indemnification claims relating to this Agreement or the Transactions; and

            (c) Taxes attributable to the Assets or the operations or the income of Seller, its Subsidiaries or any Seller Group for any Pre-Closing Tax Period, other than Excluded Taxes.

            As between Seller and Purchaser, it is understood that Seller shall be solely and exclusively liable with respect to all Liabilities of Seller, its Subsidiaries and the Business, whether disclosed or undisclosed, whether known or unknown, whether fixed or contingent, other than the Assumed Liabilities (collectively, the "Retained Liabilities").

            Section 2.05 The Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be $17,000,000, subject to adjustment after the Closing Date as provided in Section 2.6, payable in part through the forgiveness of the indebtedness evidenced by the Notes, with the balance to be paid in cash.

            Section 2.06 Purchase Price Adjustment.

            (a) As promptly as practicable, but in any event not later than forty-five (45) days after the Closing Date, Purchaser shall cause to be prepared and delivered to Seller a balance sheet reflecting the Net Assets as of the Closing Date (the "Closing Balance Sheet"), which shall be audited by KPMG LLP, certified public accountants and certified by such firm to have been prepared in accordance with GAAP consistently applied and in substantially the manner used to prepare the audited Financial Statements. The Closing Balance Sheet shall be accompanied by a statement (the "Statement of Net Assets") prepared by such accountants and setting forth the Net Assets. The Closing Balance Sheet and Statement of Net Assets shall be calculated in accordance with
Schedule 2.6.

            (b) The Purchase Price shall be reduced by the amount, if any, by which (i) $6,300,000 less (ii) expenses for depreciation and amortization for the period April 1, 2003 until the Closing Date (such amount, not to exceed $300,000 per month (pro rated for the month during which the Closing occurs)) exceeds the Net Assets (such amount, if any, the "Purchase Price Adjustment"). The parties shall treat any reduction made pursuant to this Section 2.6(b) as an adjustment to the Purchase Price for all purposes.

            (c) Dispute Resolution. If Seller in good faith disagrees with the Closing Balance Sheet or the Statement of Net Assets, then Seller shall notify Purchaser in writing (the "Notice of Disagreement") of such disagreement within twenty (20) days after delivery of the Closing Balance Sheet and the Statement of Net Assets to Seller. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement. Thereafter, Purchaser and Seller, shall attempt in good faith to resolve and finally determine the Closing Balance Sheet and the Statement of Net Assets. If Purchaser and Seller are unable to resolve the disagreement within twenty (20) days after delivery of the Notice of Disagreement, then Purchaser and Seller shall select a mutually acceptable, nationally recognized independent accounting firm (such accounting firm being hereinafter referred to as the "Independent Accountant") to resolve the disputed items and make a determination with respect thereto. Such determination will be made, and written notice thereof given to Purchaser and Seller within thirty (30) days after such selection. The determination by the Independent Accountant shall be final, binding and conclusive upon the parties hereto. The scope of such firm's engagement (which shall not be an audit) shall be limited to the resolution of the items contained in the Notice of Disagreement, and the recalculation, if any, of the Closing Balance Sheet and the Statement of Net Assets in light of such resolution. The fees, costs and expenses of Purchaser in connection with the preparation of the Closing Balance Sheet and the Statement of Net Assets shall be shared equally by Purchaser, on the one hand, and Seller on the other hand. The fees, costs and expenses of the Independent Accountant, if any, selected in accordance with this Section 2.6(c) will be shared equally by Purchaser, on the one hand, and Seller on the other hand.

            Section 2.07 Holdback. At Closing, Purchaser shall retain Four Million Dollars ($4,000,000) of the Purchase Price (the "Holdback Amount") in order to provide indemnity for the amount of the Purchase Price Adjustment. Within three (3) Business Days after the amount of the Purchase Price Adjustment becomes final in accordance with Section 2.6, Purchaser shall (i) retain for itself from the Holdback Amount an amount equal to the Purchase Price Adjustment; and (ii) remit to Seller the balance of the Holdback Amount (if any). Seller shall, to the extent the Holdback Amount is less than the Purchase Price Adjustment, pay to Purchaser by wire transfer of immediately available funds within three (3) Business Days after the amount of the Purchase Price Adjustment becomes final, the (i) amount by which the Purchase Price Adjustment exceeds the Holdback Amount, plus (ii) interest on such amount at the Applicable Rate for the period from Closing to the date of payment in full of such amount.

            Section 2.08 Purchase Option. Purchaser shall have the option (the "Purchase Option"), exercisable in its sole discretion, to purchase from Seller and/or the Seller Subsidiaries, certain assets of the Subsidiaries of Seller (other than the Acquired Subsidiaries) as set forth on Schedule 2.8 hereto (which such schedule may be subsequently updated by mutual agreement of Purchaser and Seller prior to completion within 5 Business Days of the date of this Agreement) (the "Foreign Subsidiary Assets"). Purchaser must deliver written notice (the "Exercise Notice") of its exercise of the Purchase Option to Seller prior to completion of the Due Diligence Period, which notice shall specify which Foreign Subsidiary Assets Purchaser elects to purchase.

                                  ARTICLE III

                                   THE CLOSING

            Section 3.01 The Closing. The consummation of the transactions contemplated by this Agreement shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York city time, five Business Days following the satisfaction and/or waiver of all conditions to close set forth in Article VIII (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Closing) unless another date or place is agreed in writing by each of the parties hereto.

            Section 3.02 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser (unless previously delivered), the following:

            (a) a duly executed Bill of Sale in form and substance customary in similar transactions;

            (b) duly executed counterparts of one or more instruments of assignment and assumption, substantially in form and substance customary in similar transactions, with respect to all Leased Real Property (the "Lease Assignment Documents");

            (c) an estoppel certificate and consent from the landlord under each Real Property Lease in form satisfactory to Purchaser;

            (d) copies of all leases or subleases to Third Parties with respect to all or any portion of any of the Leased Real Property, together with an estoppel certificate from each tenant or subtenant thereunder in form satisfactory to Purchaser;

            (e) all documents of title and instruments of conveyance reasonably necessary to transfer record and/or beneficial ownership to Purchaser of all automobiles, trucks, trailers (and any other property owned by Seller or any of its Subsidiaries which require execution, endorsement and/or delivery of a document in order to vest record or beneficial ownership thereof in Purchaser) which constitute Assets pursuant to this Agreement;

            (f) assignments of the Patents, Trademarks and the other Intellectual Property rights in form and substance reasonably acceptable to Purchaser and its counsel and such confirmatory assignments as may be necessary to record in the United States Patent and Trademark Office, the assignment to Purchaser of the United States registered Trademarks and shall have executed such other confirmatory assignments prepared by Purchaser which are in substance reasonably acceptable to Seller and its counsel as Purchaser or its counsel deem to be reasonably necessary or advisable to record in state trademark offices;

            (g) duly executed Transfer Tax Returns to be filed in each jurisdiction in which any parcel of Leased Real Property is located;

            (h) executed copies of the Required Consents (as defined in Section 8.2(c)) and all other consents, waivers or approvals referred to in Section 4.4 that are obtained by Seller;

            (i) all documents containing or relating to "know-how" to be acquired by Purchaser pursuant hereto;

            (j) the certificates of counsel referred to in Section 8.2(b);

            (k) the certificates referred to in Section 8.2(i);

            (l) a certification of non-foreign status for Seller and Qualitative Marketing Software, Inc. in a form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

            (m) all such other documents of title, deeds, endorsements, assignments and other instruments of sale, conveyance or transfer as, in the opinion of Purchaser's counsel, are reasonably necessary to vest in Purchaser good and marketable title to the Assets; and

            (n) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Closing in connection with the Transactions.

            Section 3.03 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller (unless previously delivered) the following:

            (a) each of the original Notes for cancellation pursuant to the terms hereof;

            (b) UCC termination statements and other documents evidencing the termination of all security interests securing the Notes;

            (c) a certified check (or, at Purchaser's option, wire transfer) payable to Seller in the amount of (i) the Purchase Price less (ii) (A) the aggregate principal amount outstanding under the Notes and all accrued and unpaid interest, penalties or other amounts due thereon and (B) the Holdback Amount;

            (d) a duly executed instrument of assumption (the "Assignment and Assumption Agreement") in form and substance customary in similar transactions;

            (e) a duly executed counterpart of each Lease Assignment Document applicable to Purchaser; and

            (f) such other documents as are required to be delivered by Purchaser to Seller pursuant to this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Except as specifically set forth in the Disclosure Schedule, Seller represents and warrants to Purchaser that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

            Section 4.01 Organization; Qualification. Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has full corporate power and authority to carry on the Business as it is now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect. Seller has heretofore made available to Purchaser complete and correct copies of the certificate of incorporation and by-laws of Seller as presently in effect.

            Section 4.02 Subsidiaries and Affiliates. The Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Seller Subsidiary and the jurisdictions in which each Acquired Subsidiary is qualified to do business. All the outstanding capital stock of each Seller Subsidiary is owned directly or indirectly by Seller free and clear of all Encumbrances (other than Permitted Encumbrances) and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable. Each Seller Subsidiary (i) is a company validly existing, and, with respect to each Acquired Subsidiary only, in good standing (if applicable), under the laws of its jurisdiction of formation, (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect. Seller has heretofore made available to Purchaser complete and correct copies of the certificate of incorporation and by-laws or similar organization documents of each Seller Subsidiary, as presently in effect.

            Section 4.03 Authorization; Validity of Agreement. Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and, subject to stockholder approval, to consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements and the consummation by it of the Transactions have been duly authorized by the Seller Board of Directors, and, subject to stockholder approval, no other corporate action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement, the Ancillary Agreements or the consummation by it of the Transactions. This Agreement and the Ancillary Agreements have been duly executed and delivered by Seller and, assuming due and valid authorization, execution and delivery thereof by Purchaser, this Agreement and the Ancillary Agreements are valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 4.04 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and state securities or blue sky laws, none of the execution, delivery or performance of this Agreement or the Ancillary Agreements by Seller, the consummation by Seller of any of the Transactions or compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of Seller or any Seller Subsidiary, (ii) require any filing with, or Permit, authorization, consent or approval of, any Governmental Entity or other Person (including consents from parties to loans, contracts, leases and other agreements to which any Seller or any Seller Subsidiary is a party), (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, agreement, arrangement or understanding to which Seller or any Seller Subsidiary is a party or by which any of the Assets are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Business, any of the Assets, Seller, any Seller Subsidiary or any of their properties or assets, except in the case of the foregoing clauses
(ii), (iii) and (iv) as would not, individually or in the aggregate, have a Material Adverse Effect.

            Section 4.4(b) of the Disclosure Schedule sets forth a list of each Seller Agreement that requires the consent, approval or waiver from any party to such Seller Agreement to assign or transfer such Seller Agreement to Purchaser or to otherwise consummate the Transactions.

            Section 4.05 Financial Statements; SEC Filings.

            (a) True and complete copies of the Financial Statements, together with the related auditor's reports, are included in the Disclosure Schedule. The Financial Statements have been prepared from, are in accordance with and accurately reflect, the books and records of Seller and the Seller Subsidiaries, fully comply with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto), are true and correct and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Seller and the Seller Subsidiaries as of the times and for the periods referred to therein (subject, in the case of any unaudited statements, to normally recurring year-end audit adjustments which are not material either individually or in the aggregate).

            (b) Seller has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2001 (the "Seller SEC Documents"), except for the Form 10-K for Seller's fiscal year ended December 31, 2002. As of their respective dates, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Seller SEC Documents, and none of the Seller SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Seller SEC Document has been revised or superseded by a later filed Seller SEC Document, none of the Seller SEC Documents filed since January 1, 2002 contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.06 Books and Records. The books of account, minute books and other corporate records of Seller and the Seller Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Seller contain accurate and complete records of all meetings of, and corporate action taken by, the stockholders of Seller, the Seller Board of Directors and all committees of the Seller Board of Directors, and no meeting of any of such stockholders, the Seller Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minute books of Seller and each Seller Subsidiary have heretofore been made available to Purchaser.

            Section 4.07 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements, (b) for liabilities and obligations incurred in the Ordinary Course of Business since the Balance Sheet Date and (c) as set forth in
Section 4.7 of the Disclosure Schedule, neither Seller nor any Seller Subsidiary has any liability or obligation of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect.

            Section 4.08 Accounts Receivable. Seller is the sole and absolute owner of each accounts receivable that comprise the accounts receivable line item (as reserved for doubtful accounts) in Seller's Balance Sheet. Each such accounts receivable is based on an actual sale and delivery of goods and/or services rendered by Seller. Each of the accounts receivable is valid and, to the Knowledge of Seller, no such account receivable is in dispute. The account receivables have been properly recorded, subject to proper reserves for bad debt, on Seller's books in accordance with GAAP.

            Section 4.09 Disputed Accounts Payable. To the Knowledge of Seller, there are no unpaid invoices or bills representing amounts alleged to be owed by Seller or alleged to be owed by any Seller Subsidiary, or other alleged obligations of Seller or any Seller Subsidiary, which Seller or any Seller Subsidiary has disputed or determined to dispute or refuse to pay.

            Section 4.10 Prepayment of Seller Debt. Except for the Purchaser Loan Agreements, no Indebtedness of Seller or any Seller Subsidiary contains any restriction upon (i) the prepayment of any Indebtedness of Seller or any Seller Subsidiary, (ii) the incurrence of Indebtedness by Seller or any Seller Subsidiary or (iii) the ability of Seller or any Seller Subsidiary to grant any lien on the properties or assets of Seller or any Seller Subsidiary. The Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of Seller and any Seller Subsidiaries, if any, that will accelerate or become due or result in a right on the part of the holder of such Indebtedness (with or without due notice or lapse of time) to require prepayment, redemption or repurchase as a result of the execution of this Agreement or the consummation of any of the Transactions.

            Section 4.11 Absence of Certain Changes. Except as set forth in
Section 4.11 of the Disclosure Schedule, since the Balance Sheet Date, neither Seller, the Business nor the Assets has or could reasonably be expected to have suffered a Material Adverse Effect. Since the Balance Sheet Date, the Business has been conducted, and the Assets utilized, only in the Ordinary Course of Business. Without limiting the generality of the foregoing, since the Balance Sheet Date, Seller has not:

            (a) except as set forth in Section 4.11 of the Disclosure Schedule, suffered any adverse change in its working capital, financial condition, results of operation, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

            (b) except as set forth in Section 4.11(b) of the Disclosure Schedule, incurred any liability or obligation (absolute, accrued, contingent or otherwise) except items incurred in the Ordinary Course of Business which do not exceed $25,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

            (c) except as set forth in Section 4.11(c) of the Disclosure Schedule, paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the Ordinary Course of Business since the Balance Sheet Date;

            (d) permitted or allowed any of its Assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance (other than Permitted Encumbrances);

            (e) cancelled any debts or waived any claims or rights of substantial value;

            (f) sold, transferred, or otherwise disposed of any of the Assets (real, personal or mixed, tangible or intangible), except in the Ordinary Course of Business;

            (g) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed to any Person other than representatives of Purchaser any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

            (h) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except pursuant to the written agreements set forth on Section 4.11(h) of the Disclosure Schedule;

            (i) made any single capital expenditure or commitment in excess of $25,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $100,000 for additions to property, plant, equipment or intangible capital assets;

            (j) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Seller or any Seller Subsidiary;

            (k) made any change in any method of accounting or accounting practice; or

            (l) agreed, whether in writing or otherwise, to take any action described in this section.

            Section 4.12 Title to Properties; Encumbrances.

            (a) Personal Property. Seller is the owner of the Assets other than the Leased Real Property and leased personal property, and, by the execution and delivery at the Closing of the instruments of transfer provided for herein and such other documents as may reasonably be requested by Purchaser or its counsel, Purchaser and/or one or more of its Affiliates or Subsidiaries, as the case may be, will be vested with good, valid and marketable title to each of the Assets other than the Leased Real Property and leased personal property (subject to their respective leases), free and clear of all Encumbrances (other than Permitted Encumbrances).

            (b) Leased Real Property. Section 4.12(b) of the Disclosure Schedule contains a list of all real property leased by Seller and used in connection with the operation of the Business as presently conducted and included in the Assets. Except as set forth in Section 4.12(b) of the Disclosure Schedule, each of such Real Property Leases is a valid and subsisting leasehold interest of Seller free of subtenancies and other occupancy rights and Encumbrances (other than Permitted Encumbrances) and is a binding obligation of Seller, enforceable against Seller in accordance with its terms, and is in full force and effect. There are no defaults under the Real Property Leases and no circumstances or events which, with notice or the passage of time or both, would constitute defaults under such leases except, in either of the foregoing instances, for defaults which would not have a Material Adverse Effect. Seller has provided Purchaser with complete and accurate copies of each such Real Property Lease.

            (c) Leased Personal Property. Section 4.12(c) of the Disclosure Schedule contains a list of all personal property leased by Seller and used in connection with the operation of the Business as currently conducted and included in the Assets. Except as set forth in Section 4.12(c) of the Disclosure Schedule, each of such leases relating to leased personal property (the "Personal Property Leases") is a valid and subsisting leasehold interest of Seller free of Encumbrances (other than Permitted Encumbrances) and is a binding obligation of Seller, enforceable against Seller in accordance with its terms, and is in full force and effect. There are no defaults under the Personal Property Leases and no circumstances or events which, with notice or the passage of time or both, would constitute defaults under such leases except, in either instance, for defaults which would have a Material Adverse Effect.

            (d) Owned Real Property. Seller owns no real property.

            Section 4.13 Real Property. (a) To the Knowledge of Seller, there are no defects in the improvements and structures, fixtures or equipment located on or at the Leased Real Property which would substantially impair the conduct of the Business by Purchaser immediately following the Closing relative to the conduct of the Business on the date hereof.

            (b) Seller has not granted to any Person (other than pursuant to this Agreement) any right to occupy, possess, or otherwise encumber or acquire any portion of the Leased Real Property other than as set forth in Section 4.13(b) of the Disclosure Schedule. Seller's interests with respect to the Real Property Leases have not been assigned or pledged and are not subject to any Encumbrances (other than Permitted Encumbrances).

            (c) Seller is not a party to or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Leased Real Property or other real property or any portion thereof or interest therein to any Person other than Purchaser.

            (d) There is no contract or agreement to which Seller is a party, other than the Seller Agreements and the other Permitted Encumbrances, affecting any of the Leased Real Property for which Purchaser will be responsible or liable after Closing.

            (e) Seller has not received any written notice of any pending, threatened or contemplated condemnation proceeding affecting any of the Leased Real Property or any part thereof or of any sale or other disposition of any of the Leased Real Property or any part thereof in lieu of condemnation.

            (f) Neither Seller nor any of its Subsidiaries has received any written notices from any Governmental Entity requiring or advising as to the need for Seller to make any repair, alteration, restoration or improvement in connection with the Leased Real Property that would have a Material Adverse Effect.

            (g) All of the Leased Real Property, and all components of all improvements material to Seller's occupancy are in sufficient condition, working order and repair and do not require repair or replacement in order to serve their intended purpose. To the Knowledge of Seller, all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Properties are installed and operating and are sufficient to enable the Real Properties to continue to be used and operated in the manner currently being used and operated.

            (h) To the Knowledge of Seller, the Leased Real Property complies with all Applicable Laws, including without limitation, zoning, fire, safety and signage, except for such non-compliance as is not reasonably likely to have a Material Adverse Effect and no notice of violation of any such Applicable Law has been received by Seller or has been issued by any public or Governmental Entity with respect to any Leased Real Property.

            (i) To the Knowledge of Seller, no portion of or interest in any Leased Real Property is subject to any building or use restrictions (public or otherwise) that could restrict or prevent the continuation of the present use and operation of such Leased Real Property and no condemnation or eminent domain proceedings are pending or threatened with respect to any Leased Real Property.

            (j) To the Knowledge of Seller, no Leased Real Property is dependent for its access, operation or utility on any land, building or other improvement not part of the Leased Real Property, except pursuant to an easement that is coterminous with Seller's occupancy right. Each Leased Real Property has legal, unobstructed access, both pedestrian and vehicular, to public rights of way. All utility systems required in connection with use, occupancy and operation of the Leased Real Property are sufficient for their present purposes, are fully operational and in working order, and are benefited by customary utility easements providing for the continued use and maintenance of such systems.

            (k) The Real Property Leases are in full force and effect; neither Seller nor any of its Subsidiaries has received any written notice or, to the Knowledge of Seller, oral notice, that any default, or condition which with the passage of time would constitute a default, exists under the Real Property Leases, except such notices as to which the alleged defaults have been cured or otherwise resolved and except, with respect to the Real Property Leases pertaining to property located other than in Mountain View, California and Boulder, Colorado only, for defaults that will not have a Material Adverse Effect.

            (l) True, correct and complete copies of the Real Property Leases, including any non-disturbance agreements relating thereto, have been delivered to Purchaser prior to the date hereof and such Real Property Leases have not been amended or modified since that date (except as indicated on such delivered documents).

            (m) To the extent that any property subject to a Real Property Lease is the subject of a security interest of a Third Party lender and such Real Property Lease is subordinate to such lender's rights to the property subject to such Real Property Lease, Seller has a non-disturbance agreement with the landlord's lender with respect to each Real Property Lease which shall be enforceable by Purchaser.

            (n) None of the Leased Real Property has been pledged by Seller or any of its Subsidiaries or is subject to any Encumbrance other than a Permitted Encumbrance (other than pursuant to this Agreement and Encumbrances in favor of Seller's lenders and those which have been discharged at or prior to Closing).

            (o) The expiration date of each Real Property Lease is indicated on
Section 4.13(o) of the Disclosure Schedule. All security deposits required under the Real Property Leases have been paid to and, to the Knowledge of Seller, are being held by the applicable landlord under the Real Property Leases.

            (p) To the Knowledge of Seller, the lessor under each Real Property Lease is not in material default of its obligations under such Real Property Lease and Seller has not received any notice from any such lessor of such lessor's intention to exercise any option thereunder, the exercise of which is reasonably likely to have a Material Adverse Effect.

            (q) With respect to those Real Property Leases that were assigned or subleased to Seller or any of its Subsidiaries by a third party, all necessary consents to such assignments or subleases have been obtained and are in full force and effect and neither Seller nor any of its Subsidiaries has received any notice that any such third party's acts or omissions has given rise to any breach of the underlying lease or sublease to which it is a party.

            (r) No termination rights have been exercised by any landlords with respect to the Mountain View, California or Boulder, Colorado Real Property Leases and, to the Knowledge of Seller, no termination rights have been exercised by any landlords with respect to all other Real Property Leases.

            (s) Section 4.13(s) of the Disclosure Schedule sets forth a summary of the construction allowances, if any, payable to Seller under the Real Property Leases which have not yet been disbursed to Seller.

            (t) Section 4.13(t) of the Disclosure Schedule sets forth all construction and material alteration projects currently ongoing at the Leased Real Property which have an unpaid estimated cost exceeding $25,000.

            Section 4.14 Equipment. The equipment owned or used by Seller and each Seller Subsidiary is structurally sound with no known defects and is in good operating condition and repair and is adequate for the uses to which it is being put. None of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

            Section 4.15 Environmental Matters. (a) Except as would not have a Material Adverse Effect, each of Seller and the Seller Subsidiaries is in full compliance with all Environmental Laws. Such compliance includes, but is not limited to, the possession by Seller and each of the Seller Subsidiaries of all Permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. Each Permit and other governmental authorization currently held by Seller or any Seller Subsidiary and required for the conduct of the Business as presently conducted pursuant to the Environmental Laws is specifically identified in the Disclosure Schedule.

            (b) Neither Seller nor any Seller Subsidiary has received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that Seller or any Seller Subsidiary is not in full compliance with any Environmental Laws.

            (c) There is no Environmental Claim by any Person that is pending or, to the Knowledge of Seller, threatened against Seller or any Seller Subsidiary, or against any Person whose liability for any Environmental Claim Seller or any Seller Subsidiary has retained or assumed either contractually or by operation of law.

            (d) To the Knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against Seller or any Seller Subsidiary or, to the Knowledge of Seller, against any Person whose liability for any Environmental Claim Seller or any Seller Subsidiary has retained or assumed either contractually or by operation of law.

            (e) Without limiting the foregoing, the Disclosure Schedule specifically identifies: (i) all onsite and offsite locations where Seller or any Seller Subsidiary has (previously or currently) stored, disposed, or arranged for the disposal of Materials of Environmental Concern at which an Environmental Claim has been asserted or is reasonably foreseeable to be asserted; (ii) all underground storage tanks previously or currently owned or operated by Seller or any Seller Subsidiary; (iii) all Leased Real Properties at which asbestos or asbestos containing materials ("ACM") have been abated, are likely to require abatement, are being maintained pursuant to an ACM Operations and Maintenance plan, or for which the development of an ACM Operations and Maintenance plan has been recommended; (iv) all Leased Real Properties at which Seller or any Seller Subsidiary has owned or operated electrical transformers, hydraulic equipment, or other items known or suspected to contain regulated concentrations of polychlorinated biphenyls ("PCBs"); and (v) all environmental liens, orders, judgments, and settlements related to Seller or any Seller Subsidiary or any Leased Real Property.

            (f) Seller has provided to Purchaser a copy of each assessment, report, datum, result of investigations or audit, and other information that is in the possession of or reasonably available to Seller or any Seller Subsidiary related to Seller's or any Seller Subsidiary's actions, business, or Leased Real Property.

            (g) There are no conditions or circumstances requiring, in relation to the Transactions, that Seller, any Seller Subsidiary, or Purchaser comply with any State property transfer law such as the New Jersey Industrial Site Recovery Act.

            Section 4.16 Material Contracts. (a) Section 4.16(a) of the Disclosure Schedule sets forth all of the following types of contracts and other agreements (whether written or oral, express or implied) to which Seller is a party or by or to which Seller, or its assets, properties or businesses is bound or subject (collectively, the "Material Contracts"):

               (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent, other representative of Seller or with any Affiliate or Associate of Seller involving amounts in excess of $60,000;

               (ii) contracts and other agreements with any labor union or association representing any employee;

               (iii) contracts and other agreements for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase any of its assets or properties;

               (iv) joint venture, partnership and alliance agreements;

               (v) any confidentiality or non-disclosure agreements;

               (vi) any VAR, OEM, distribution, re-seller, joint development or software consultant agreements;

               (vii) contracts (i) containing any so-called "most favored nation" provisions or any similar provision requiring Seller or any Seller Subsidiary to offer a Third Party terms or concessions at least as favorable as offered to one or more other parties or (ii) containing any so-called "change of control" provisions.

               (viii) any take or pay or requirements contracts or agreements or any other contracts or agreements requiring Seller to pay in any one year more than $150,000 regardless of whether products or services are received;

               (ix) contracts and other agreements not cancelable without penalty by Seller on sixty (60) or fewer days' notice calling for an aggregate purchase price or payments to or from Seller in any one year of more than $150,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

               (x) contracts and other agreements with clients, customers or any other Person for the sharing of fees, the rebating of charges or purchase price or other similar arrangements;

               (xi) contracts and other agreements with vendors, including purchase agreements for all Inventory calling for an aggregate purchase price or payments from Seller in any one year of more than $150,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

               (xii) contracts and other agreements containing covenants of Seller or any officer or employee of Seller pertaining to the right to compete or not compete in any line of business or similarly restricting its ability to conduct business with any Person or in any geographical area or covenants of any other Person not to compete with Seller in any line of business or restricting its ability to conduct business or in any geographical area;

               (xiii) all Real Property Leases and Personal Property Leases;

               (xiv) contracts and other agreements not cancelable without penalty by Seller on sixty (60) or fewer days' notice requiring the payment by or to Seller of a royalty, override or similar commission or fee of more than $150,000 per annum;

               (xv) contracts and other agreements not cancelable without penalty by Seller on sixty (60) or fewer days' notice relating to the sale or marketing of any products sold, distributed or marketed by Seller or services to be performed by Seller and involving an amount in excess of $150,000;

               (xvi) contracts and other agreements relating to the borrowing of money by Seller or any of its Subsidiaries, or the guarantee by Seller or any of its Subsidiaries of the payment of liabilities or performance of obligations of any other Person;

               (xvii) contracts and other agreements relating to creation of liens involving amounts in excess of $75,000;

               (xviii) contracts for the development of Software;

               (xix) contracts with Development Personnel referred to in Section 4.24(e);

               (xx) contracts that grant joint ownership rights to Seller and any other Third Party as to any Intellectual Property;

               (xxi) contracts that grant any current or executory rights in any source code for Software to any Person; and

               (xxii) any other contract and other agreement made outside the Ordinary Course of Business relating to Seller and involving an amount in excess of $150,000.

            True and complete copies of all of the written Material Contracts (and written summaries of all oral Material Contracts) have been delivered to Purchaser, and the terms of all oral Material Contracts have been adequately described to Purchaser.

            (b) Except as set forth in Section 4.16(b) of the Disclosure Schedule, each Material Contract is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of Seller or a Subsidiary of Seller, as the case may be, in accordance with the terms of such agreement. Each Material Contract is a legal, valid and binding obligation of the other party or parties to such Material Contract. In the past twelve months, neither Seller nor any Subsidiary of Seller has given or received a notice of breach or default under (whether written or, to the Knowledge of Seller, oral) or had any dispute with respect to any Material Contract which is pending and would be reasonably likely to result in a Material Adverse Effect. To the Knowledge of Seller, each Material Contract is valid and enforceable by Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 4.17 Customers. Section 4.17 of the Disclosure Schedule sets forth a list for the twelve months ended December 31, 2002 of the top 40 revenue producing customers of Seller and the Seller Subsidiaries (collectively, the "Key Customers"), including the amount of revenue received from such Key Customers for the twelve months ended December 31, 2002. Since January 1, 2002 there has been no actual or, to the Knowledge of Seller, threatened termination, cancellation or limitation of the business relationship of Seller or any of the Seller Subsidiaries with any one or more of the Key Customers. To the Knowledge of Seller, there exists no present condition or state of facts or circumstances involving any Key Customer and their relationships with Seller or any of the Seller Subsidiaries which would have a Material Adverse Effect on Seller.

            Section 4.18 Insurance. The Disclosure Schedule sets forth a true and complete list and description of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by Seller, the Seller Subsidiaries or the Business in force on the date hereof with respect to the Business, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement through the date hereof. Seller and the Seller Subsidiaries have policies of insurance of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of Seller and the Seller Subsidiaries. All such policies are in full force and effect, all premiums due thereon have been paid by Seller or the Seller Subsidiaries, and Seller and the Seller Subsidiaries are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (a) neither Seller nor any Seller Subsidiary has received any notice of cancellation or non-renewal of any such policy or arrangement nor, to the Knowledge of Seller, is the termination of any such policies or arrangements threatened, (b) to the Knowledge of Seller, there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither Seller nor any Seller Subsidiary has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to Seller or any Seller Subsidiary in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting Seller or any Seller Subsidiary. A true and complete list of all outstanding claims for medical expenses in excess of $10,000 made by or with respect to any employee of Seller or any Seller Subsidiaries is set forth in the Disclosure Schedule. There is no claim pending or, to the Knowledge of Seller, threatened, under any director and officer insurance policy of Seller or any Seller Subsidiary, nor has any claim been made under any such policy.

            Section 4.19 Casualties. Since the Balance Sheet Date neither Seller nor any Seller Subsidiary has been affected in any way as a result of flood, fire, explosion or other casualty (whether or not material and whether or not covered by insurance).

            Section 4.20 Litigation. There is no action, suit, inquiry, proceeding or investigation ("Claim") by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Seller, threatened against or involving Seller or any Seller Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller or any Seller Subsidiary pursuant to this Agreement or in connection with the Transactions; and to the Knowledge of Seller there is no valid basis for any such action, proceeding or investigation. Neither Seller nor any Seller Subsidiary is subject to any judgment, order or decree which may have a Material Adverse Effect on its business practices or on its ability to acquire any property or conduct its business in any area.

            Section 4.21 Compliance with Laws; Permits and Licenses. (a) Except as would not have a Material Adverse Effect, Seller and its Subsidiaries are in compliance with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local and foreign governments and agencies thereof that affect the business, properties or assets of the Business or any of the Assets.

            (b) Except as would not have a Material Adverse Effect, Seller and its Subsidiaries have obtained all Permits necessary to conduct the Business as it is presently being conducted in accordance with the ordinances, rules, requirements and regulations of any Governmental Entity having jurisdiction over its properties or activities, and there has occurred no default under any such Permit.

            (c) Without limiting the foregoing, (i) the operations of the Business do not violate or fail to comply in any material respect with applicable health, fire, safety, zoning or building codes, laws or ordinances, rules or regulations; (ii) neither Seller nor any of its Subsidiaries has received any notice not heretofore complied with or in the process of being complied with, from any Governmental Entity having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment or business procedures or practices fail to comply in all material respects with any Applicable Law, ordinance, regulation, building or zoning law, or requirement of any public authority or body; and (iii) there are no pending or, to the Knowledge of Seller, threatened actions or proceedings by any Governmental Entity alleging violations in any material respect of such codes, laws or ordinances.

            Section 4.22 Employee Benefit Plans. (a) The Disclosure Schedule contains a true and complete list of all Plans. Neither Seller, nor any Seller Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or to modify or change any existing Plan that would affect any employee or former employee of Seller or any Seller Subsidiary, except as may be required under Applicable Law.

            (b) Seller has made available to Purchaser a true and complete copy of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), each agreement creating or modifying any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

            (c) Neither Seller nor any ERISA Affiliate has ever sponsored or maintained or had any direct or indirect liability with respect to any Plan subject to Title IV or Section 302 of ERISA.

            (d) Each Plan has been operated and administered in all material respects in accordance with its terms and Applicable Law and regulations, including but not limited to ERISA and the Code.

            (e) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Seller or any Seller Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by Applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

            (f) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, director or officer of Seller or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer.

            (g) Except for routine claims for benefits, there are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan.

            Section 4.23 Tax Matters.

            (a) Except as set forth on Schedule 4.23 (i) Seller, each Seller Subsidiary, and each Seller Group has filed or caused to be filed, and with respect to Tax Returns due between the date of this Agreement and the Closing Date, will timely file (including any applicable extensions) all Tax Returns required to be filed and all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects, (ii) all Taxes of Seller, each Seller Subsidiary and each Seller Group (whether or not reflected on such Tax Returns) attributable to a Pre-Closing Tax Period have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the Closing Date, will be, timely paid in full.

            (b) Except as set forth on Schedule 4.23, the most recent audited financial statements for the Acquired Subsidiaries reflect an adequate reserve for all Taxes payable by the Acquired Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and, in the case of Taxes owed as of the date hereof, an adequate reserve is (and until the Closing Date will continue to be) reflected in the accruals for Taxes payable on the current balance sheet of the Acquired Subsidiaries, other than accruals established to reflect timing differences and accruals reflected only in the notes thereto.

            (c) Except as set forth on Schedule 4.23, there are no liens for Taxes with respect to any of the assets or properties of the Seller or any Seller Subsidiary, other than statutory liens for Taxes not yet due.

            (d) Except as set forth on Schedule 4.23 (i) no Tax Return of the Seller, any Seller Group or any Seller Subsidiary has ever been examined by the Internal Revenue Service, (ii) no material Tax Return of the Seller, any Seller Group or any Seller Subsidiary is under audit or examination by any other Taxing Authority, and (iii) no notice of such an audit or examination has been received by the Seller, any Seller Subsidiary or any Seller Group.

            (e) Each deficiency resulting from any audit or examination relating to Taxes of Seller, each Seller Subsidiary and each Seller Group by any Taxing Authority has been timely paid. No issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the Federal, foreign and material state and local Tax Returns of the Seller, each Seller Subsidiary and each Seller Group for all years through 1998. The Seller has made available to Purchaser documents setting forth the dates of the most recent audits or examinations of the Seller, each Seller Subsidiary and each Seller Group by any Taxing Authority in respect of Federal, foreign and material state and local Taxes for all taxable periods for which the statute of limitations has not yet expired.

            (f) None of Seller, any Seller Subsidiary or any Seller Group is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

            (g) There are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax Returns required to be filed with respect to the Seller, any Seller Group or any Seller Subsidiary and none of Seller, any Seller Subsidiary or any Seller Group has requested any extension of time within which to file any Tax return, which return has not yet been filed. No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Seller, a Seller Group or any Seller Subsidiary.

            (h) Seller and each of the Seller Subsidiaries have complied in all respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under such laws.

            (i) Seller has made available to Purchaser (i) complete and correct copies of all material Tax Returns of Seller, each Seller Group and each Seller Subsidiary relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by or agreed to by or on behalf of Seller or any Seller Subsidiary or any Seller Group, and relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

            (j) None of the Acquired Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) within the two year period ending on the date of this Agreement or (ii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the purchase of Shares contemplated by this Agreement.

            (k) None of the Acquired Subsidiaries is a United States real property holding company within the meaning of Section 897 of the Code.

            (l) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

            (m) Seller has authorized access to Purchaser to copies of the work papers of the outside auditors of the Seller and the Seller Subsidiaries with respect to the components of the accrual for deferred Taxes reflected on the Acquired Subsidiaries' Balance Sheet under the captions "Deferred income taxes" and "Deferred income taxes current portion."

            (n) None of the Acquired Subsidiaries has ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for Federal income tax purposes or (ii) made any similar election under any comparable provision of any state, local or foreign tax law.

            (o) Except as set forth in Section 4.22 of the Disclosure Schedule, Seller and the Seller Subsidiaries have properly and in a timely manner documented their transfer pricing methodology in compliance with Section 482 (and any related sections) of the Code, the Treasury regulations promulgated thereunder and any comparable provisions of state, local, domestic or foreign tax law.

            Section 4.24 Intellectual Property. (a) As to Intellectual Property that Seller and the Seller Subsidiaries own, these property rights are held by Seller and Seller Subsidiaries free and clear of all Encumbrances, and Seller and Seller Subsidiaries have the rights consistent with the rights arising in such Intellectual Property under Applicable Law to use, make, prepare derivative works from, publicly display, reproduce, have made, sell, offer to sell, import, license, sublicense and otherwise exploit such Seller Intellectual Property owned by Seller and refrain from undertaking any of the foregoing activities, without payment due or accruing after the Closing Date to any Third Party (excepting payments for maintenance of IP registrations). Seller and the Seller Subsidiaries have the necessary rights pursuant to the IP Licenses to use, make, prepare derivative works from, publicly display, reproduce, have made, sell, offer to sell, import, license, sublicense and otherwise exploit such Seller Intellectual Property and refrain from undertaking any of the foregoing activities, in the manner in which such Intellectual Property has been employed in the twelve (12) months preceding the date of this Agreement and without payment due or accruing after the Closing Date to any Third Party except as set forth in Section 4.24(a) of the Disclosure Schedule. Upon transfer of the Seller Intellectual Property to Purchaser at Closing, Purchaser will own the Seller Intellectual Property described in the first sentence of this Section 4.24(a), free and clear of all Encumbrances, and will have the rights consistent with the rights arising in such Intellectual Property under Applicable Law to use, make, prepare derivative works from, publicly display, reproduce, have made, sell, offer to sell, import, license, sublicense and otherwise exploit such Seller Intellectual Property and refrain from undertaking any of the foregoing activities, without payment due or accruing after the Closing Date to any Third Party (excepting payments for maintenance of IP registrations). Upon transfer of the Seller Intellectual Property to Purchaser at Closing, subject to Purchaser's payments of applicable license fees and royalties as set forth in Section 4.24(j), with the obtaining at Closing of the Required Consents, Purchaser will have the necessary rights pursuant to the IP Licenses (to the extent such rights are granted by the terms of such IP Licenses and subject to the applicable license terms and restrictions) to use, make, prepare derivative works from, publicly display, reproduce, have made, sell, offer to sell, import, license, sublicense and otherwise exploit such Seller Intellectual Property and refrain from undertaking any of the foregoing activities, without payment due or accruing after the Closing Date to any Third Party except as set forth in
Section 4.24(a) of the Disclosure Schedule.

            (b) Section 4.24(b) of the Disclosure Schedule sets forth all registrations, issuances, filings and applications for any Intellectual Property filed by Seller, the Seller Subsidiaries or any predecessors in the five year period prior to the date hereof, specifying as to each item, as applicable: the nature of the item, including the title; the owner of the item; the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration, or application numbers and dates. Except for the abandoned Trademarks noted in Section 4.24(b) of the Disclosure Schedule, all registrations with respect to the Seller Intellectual Property are in full force and effect, and, to the Knowledge of Seller, all applications for registrations with respect to the Intellectual Property are proceeding without any opposition.

            (c) Section 4.24(c) of the Disclosure Schedule sets forth all material IP Licenses under which Seller or any Seller Subsidiary is a (i) licensee, or (ii) licensor, distributor, or reseller. Seller and the Seller Subsidiaries have substantially performed all accrued obligations imposed on them pursuant to the IP Licenses. Seller and the Seller Subsidiaries have made all payments to date required under all material IP Licenses, and are not, nor to the Knowledge of Seller or any Seller Subsidiary, is another party thereto in breach of or default thereunder, nor is there any event that with notice or lapse of time or both would constitute a default thereunder. To the Knowledge of Seller, all of the material IP Licenses are valid, enforceable, and in full force and effect, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. Subject to the Required Consents and except as set forth in
Section 4.24(c) of the Disclosure Schedule, (i) to the Knowledge of Seller, the material IP Licenses will continue to be valid, enforceable and in full force and effect immediately following the completion of the Transactions, and (ii) the Transactions will not result in the termination of, or otherwise require the consent of any party to, any material IP License.

            (d) All of Seller's and the Seller Subsidiaries' rights in the Seller Intellectual Property (except for those rights pursuant to IP Licenses) are valid and enforceable. To the Knowledge of Seller, all of Seller's and the Seller Subsidiaries' rights in the IP Licenses are valid and enforceable. Seller and the Seller Subsidiaries have taken all necessary actions to maintain and protect each item of Seller Intellectual Property owned or purported to be owned by Seller or any Seller Subsidiary. Seller and the Seller Subsidiaries have taken reasonable precautions under the circumstances to protect the secrecy and confidentiality and value of their Trade Secrets and the proprietary nature and value of the Intellectual Property owned by Seller or a Seller Subsidiary. None of Seller's or any Seller Subsidiary's Trade Secrets, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any employee, representative or agent of Seller, a Seller Subsidiary or any other Person not obligated to maintain such material Trade Secret in confidence pursuant to a confidentiality agreement or understanding entered into with Seller or the applicable Seller Subsidiary, except as required by the applicable patent office pursuant to the filing of a patent application by Seller or the applicable Seller Subsidiary.

            (e) Each present or past Employee, officer, consultant or any other Person (collectively, the "Development Personnel") who developed any part of any Seller or Seller Subsidiary product or any material Intellectual Property that is part of such product has executed a valid and enforceable agreement with Seller or the applicable Seller Subsidiary that is substantially in the form of Seller's standard employee agreement, a copy of which is attached on

            Section 4.24(e) of the Disclosure Schedule. None of the Development Personnel has made any written or, to the Knowledge of Seller any oral, claim of ownership (including, without limitation, copyrights or patent rights) regarding the Seller Intellectual Property, nor to the Knowledge of Seller does any such Development Personnel have colorable claim of right to such, except as may be provided under Applicable Law.

            (f) To the Knowledge of Seller, no former employer of any employees of Seller or any Seller Subsidiary has made a written or, to the Knowledge of Seller any oral, Claim against such employee that such employee is utilizing or infringing upon Intellectual Property of such former employer.

            (g) Except as set forth in Section 4.24(g) of the Disclosure Schedule, it is not necessary for Seller's or any Seller Subsidiary's business to use any Intellectual Property owned by any present or past director or officer of Seller or any Seller Subsidiary.

            (h) None of the Intellectual Property created by Seller or whose ownership has been purchased, by corporate merger or asset acquisition, by Seller that constitutes products or services owned and used, developed, sold, licensed, imported or otherwise exploited by Seller or any Seller Subsidiary infringes upon or otherwise violates any Intellectual Property rights of any Person. To the Knowledge of Seller, none of the Intellectual Property licensed by Seller pursuant to IP Licenses that constitutes products or services owned and used, developed, sold, licensed, imported or otherwise exploited by Seller or any Seller Subsidiary infringes upon or otherwise violates any Intellectual Property rights of any Person. To the Knowledge of Seller, no Person is infringing upon or otherwise violating the Intellectual Property owned by Seller or any Seller Subsidiary.

            (i) There are no Claims pending with respect to which Seller has received any notice, or, to the Knowledge of Seller, threatened, (i) contesting the right of Seller or any Seller Subsidiary to use, copy, prepare derivative works, make, have made, sell, offer to sell, import, license, sublicense or otherwise exploit any of Seller's or any Seller Subsidiary's products or services currently or previously made, had made, sold, offered for sale, licensed, imported or made available to any person or used or otherwise exploited by Seller or any Seller Subsidiary or (ii) opposing or attempting to cancel any of Seller's or any Seller Subsidiary's rights in or to any Seller Intellectual Property.

            (j) Neither Seller nor any Seller Subsidiary is party to or bound by any license or other agreement requiring the payment by Seller or any Seller Subsidiary of a royalty or license payment over $150,000 due or accruing after the date hereof, excluding such agreements relating to Off-the-Shelf Software.

            (k) Neither Seller nor any Seller Subsidiary is bound by any non-competition or similar agreement that would be binding upon Purchaser after completion of the transactions contemplated by this Agreement.

            (l) All material Software constructing a product currently sold or licensed by Seller or any Seller Subsidiary, and all Third Party computer programming delivered with or otherwise a part of any such Software, is listed on Section 4.24(l) of the Disclosure Schedule. The Software performs in substantial conformance with its concomitant standard user and technical documentation, and Seller has made available to Purchaser the complete, most current bug list and enhancement list for the Software. No claims have been made with respect to the Software or Documentation under any insurance coverage including, but not limited to, errors and omissions insurance.

            (m) Section 4.24(m) of the Disclosure Schedule lists all material software of others ("Third Party Software") that is necessary in order for the Seller Software to perform in accordance with its standard documentation.

            (n) All Software developed by Seller or any Seller Subsidiary has been developed in the United States subsequent to April, 1995.

            (o) Except as set forth on Section 4.24(o) of the Disclosure Schedule, no copies of the source code for Software constituting a product of Seller has been provided to any Third Party except in connection with a standard escrow arrangement. Neither Seller nor any Seller Subsidiary has licensed a Third Party to use any material unregistered Trademark of Seller or a Seller Subsidiary except for rights to use the same granted to distributors, resellers, and sales agents in connection with the sale of the Software.

            (p) Seller has made available to Purchaser: (i) a record or copy of the substance of all material complaints from any customer regarding the performance of the Software or the Documentation which have been received from January 1, 2001 through Closing, and (ii) the complete, most current bug list and enhancement list for the Software. Materiality, for the purposes of this
Section 4.24(p), shall mean that the particular program complained of does not conform to the applicable warrantee(s) provided by Seller.

            (q) Other than pursuant to this Agreement, Seller is not a party to any contract or obligation whereby an absolute or contingent right to purchase, obtain or acquire ownership of or exclusive rights to Seller Intellectual Property has been granted to any Person, except as set forth on Section 4.24(q) of the Disclosure Schedule.

            (r) Neither Seller nor any Seller Subsidiary is nor, as a result of the execution, delivery or performance of this Agreement or the consummation of the Transactions contemplated hereby, will be, in violation of any material agreement relating to any Seller Intellectual Property, except with respect to those agreements that cannot be transferred to Purchaser without the consent of a Third Party (other than those agreements identified on the Required Consent list delivered by Purchaser).

            Section 4.25 Labor Matters. (a) There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or to the Knowledge of Seller, threatened against or affecting Seller or any Seller Subsidiary and during the past five years there has not been any such action.

            (b) Neither Seller nor any Seller Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of Seller or any Seller Subsidiary.

            (c) No labor union has been certified by the National Labor Relations Board as bargaining agent for any of the employees of Seller or any Seller Subsidiary; no notice has been received from any labor union stating that it has been designated as the bargaining agent for any of said employees; and no petition has been filed by any labor union requesting an election to determine whether or not it is the exclusive bargaining agent for any of said employees.

            (d) To the Knowledge of Seller, none of the employees of Seller or any Seller Subsidiary is represented by any labor organization and, to the Knowledge of Seller, there have been no union organizing activities among the employees of Seller or any Seller Subsidiary within the past five years, nor does any question concerning representation exist concerning such employees.

            (e) A true and complete copy of each written personnel policy, rule and procedure applicable to employees of Seller or any Seller Subsidiary has been made available to Purchaser.

            (f) Each of Seller and each of the Seller Subsidiaries is, and has at all times been, in compliance, in all material respects, with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices, as defined in the National Labor Relations Act or other Applicable Laws.

            (g) There is no unfair labor practice charge or complaint against Seller or any Seller Subsidiary pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency.

            (h) To the Knowledge of Seller, no charge with respect to or relating to Seller or any Seller Subsidiary is pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

            (i) Neither Seller nor any Seller Subsidiary has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Seller or any Seller Subsidiary, and no such investigation is in progress.

            (j) There are no complaints, lawsuits or other proceedings pending or, to the Knowledge of Seller, threatened in any forum by or on behalf of any present or former employee of Seller or any Seller Subsidiary, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

            (k) Since the enactment of the WARN Act, (i) neither Seller nor any Seller Subsidiary has effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller or any Seller Subsidiary,
(ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Seller or any Seller Subsidiary,
(iii) neither Seller nor any Seller Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law or regulation and (iv) none of Seller's or any Seller Subsidiary' employees has suffered an "employment loss" (as defined in the WARN Act) during the six-month period prior to the date hereof.

            Section 4.26 Personnel. The Disclosure Schedule sets forth a true and complete list of (i) the names and current salaries of all directors and elected and appointed officers of each of Seller and the Seller Subsidiaries; and (ii) the wage rates for non-salaried and non-executive salaried employees of each of Seller and the Seller Subsidiaries by classification. Neither Seller nor any Seller Subsidiary is in default with respect to any of its obligations referred to in the preceding sentence. To the Knowledge of Seller, no officer, key employee or group of employees has any plans to terminate employment with Seller or any Seller Subsidiary as a result of the Transactions or otherwise.

            Section 4.27 Warranties; Product Claims.

            (a) The products manufactured by Seller and the Seller Subsidiaries and sold to end user customers and, to the Knowledge of Seller, the products manufactured by Seller and the Seller Subsidiaries and sold for use by original equipment manufacturer customers or the products sold by Seller or the Seller Subsidiaries but manufactured by Third Parties, are in substantial conformance with its documentation and comply in all material respects with all Applicable Laws.

            (b) Seller has made available to Purchaser the complete, most current bug list and enhancement list for the Software.

            Section 4.28 Potential Conflict of Interest. No officer or director of Seller or any Seller Subsidiary owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any Person that is, a competitor, lessor, lessee, customer or supplier of Seller or which conducts a business similar to any business conducted by Seller. No officer or director of Seller or any Seller Subsidiary (a) owns or holds, directly or indirectly, in whole or in part, any Seller Intellectual Property,
(b) has any claim, charge, action or cause of action against Seller or any Seller Subsidiary, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any employee benefit plan existing on the date hereof, (c) has made, on behalf of Seller or any Seller Subsidiary, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of Seller or any Seller Subsidiary (or, to the Knowledge of Seller, a relative of any of the foregoing) is a partner or shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity) or (d) owes any money to Seller or any Seller Subsidiary or (e) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Seller or any Seller Subsidiary.

            Section 4.29 Propriety of Past Payments. (a) No unrecorded fund or asset of Seller or any Seller Subsidiary has been established for any purpose,
(b) no accumulation or use of corporate funds of Seller or any Seller Subsidiary has been made without being properly accounted for in the books and records of Seller or such Subsidiary, (c) no payment has been made by or on behalf of Seller or any Seller Subsidiary with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (d) none of Seller, any Seller Subsidiary, any director, officer, employee or agent of Seller or any Seller Subsidiary or any other Person associated with or acting for or on behalf of Seller or any Seller Subsidiary has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment for any of Seller, any Seller Subsidiary or any Affiliate of Seller in securing business, (ii) to pay for favorable treatment for business secured for any of Seller, any Seller Subsidiary or any Affiliate of Seller, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of any of Seller, any Seller Subsidiary or any Affiliate of Seller or (iv) otherwise for the benefit of any of Seller, any Seller Subsidiary or any Affiliate of Seller in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (including existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans relating to Leased Real Property). Neither Seller nor any Seller Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of Seller or any Seller Subsidiary, has accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

            Section 4.30 Bank Accounts. The Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Seller or any Seller Subsidiary maintains safe deposit boxes, checking accounts or other accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

            Section 4.31 Sufficiency of Assets. Except for the Retained Assets, the Assets constitute substantially all of the assets of Seller used in the Business as conducted by Seller prior to the date hereof.

            Section 4.32 Brokers or Finders. Neither Seller nor any of its Subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions.

            Section 4.33 Certain Intercompany Notes. All intercompany notes between Seller, on the one hand, and any of the Acquired Subsidiaries, on the other hand, shall be contributed to the capital of debtor as of the Closing Date and no further payments shall be due thereunder.

            Section 4.34 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article IV, Seller makes no representation or warranty, express or implied, at law or in equity, including, without limitation, with respect to merchantability or fitness for any particular purpose of any of its assets (including, without limitations, the Assets).

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller that:

            Section 5.01 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to consummate the Transactions.

            Section 5.02 Authorization; Validity of Agreement. Subject to authorization by the Board of Directors of Purchaser, Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions have not been authorized by the Board of Directors of Purchaser. Other than such authorization by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock issued by Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation by it of the Transactions. Subject to authorization by the Board of Directors of Purchaser, this Agreement has been duly executed and delivered by Purchaser, and, assuming due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 5.03 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act and state securities or blue sky laws, none of the execution, delivery or performance of this Agreement by Purchaser, the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to consummate the Transactions.

            Section 5.04 Brokers or Finders. Neither Purchaser nor any of its Subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except Investee, Inc., whose fees and expenses will be paid by Purchaser in accordance with Purchaser's agreement with such firm.

            Section 5.05 Availability of Funds. Purchaser currently has access to sufficient immediately available funds in cash or cash equivalents, and shall at the Closing have sufficient immediately available funds, in cash, to pay all amounts payable pursuant to this Agreement and to consummate the Transactions, including, but not limited to, payment of the Purchase Price.

            Section 5.06 Litigation. As of the date of this Agreement, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Entity pending or, to the Knowledge of Seller, overtly threatened against or involving Purchaser that is expected to have a material adverse effect on Purchaser's ability to consummate the Transactions or that questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser pursuant to this Agreement or in connection with the Transactions.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.01 Interim Operations of the Business. Seller covenants and agrees that, after the date hereof and prior to the Closing Date, except (i) as expressly provided in this Agreement, (ii) as set forth in the Disclosure Schedule, or (iii) as may be agreed in writing by Purchaser:

            (a) the Business shall be conducted in the same manner as heretofore conducted and in the Ordinary Course of Business, and each of Seller and the Seller Subsidiaries shall use reasonable best efforts to preserve the organization of the Business intact, except with the written consent of Purchaser not to be unreasonably withheld, keep available the services of the current officers and employees of the Business and maintain the existing relations with OEMs, distributors and other resellers, customers, suppliers, creditors, business partners and others having significant business dealings with the Business. The Business shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation;

            (b) Seller shall: (i) take all action reasonably required to preserve and protect the Seller Intellectual Property; and (ii) use commercially reasonable efforts to (A) maintain the books, records and accounts of the Business in the usual, regular and Ordinary Course of Business on a basis consistent with Seller's past practice and in accordance with GAAP; and (b) maintain, preserve and protect all of the Assets in the condition in which they exist on the date hereof, except for ordinary wear and tear;

            (c) Seller shall not modify, amend or terminate any of its leases or material contracts in any material respect or in any manner adverse to Seller or Purchaser, or waive, release or assign any material rights or claims, to the extent included in the Assets, except in the Ordinary Course of Business;

            (d) Seller shall not enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate), other than in the Ordinary Course of Business, except as contemplated by this Agreement;

            (e) Seller shall not lease, license, mortgage, pledge or encumber any Assets other than in the ordinary and usual course of business, consistent with Seller's past practice, or transfer, sell or dispose of any Assets other than in the Ordinary Course of Business, or dispose of or permit to lapse any rights to any Intellectual Property (other than Off-the-Shelf Software which does not affect the ability of Seller to conduct the business as presently conducted);

            (f) Seller shall not make any increase in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in the Ordinary Course of Business of wages payable to employees who are not officers or directors or Affiliates of Seller) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement with or make any loan or advance to, any of its officers, directors, employees, Affiliates, agents or consultants other than in the Ordinary Course of Business and not in excess of $5,000;

            (g) Seller shall not (i) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, except as required by Applicable Law to the extent Seller or a Seller Subsidiary is unconditionally obligated to do so on the date hereof or as required pursuant to the terms of any such plan for participants following the date hereof, or (ii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing, except as required by Applicable Law;

            (h) Seller shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Purchaser, except policies which are replaced without diminution of or gaps in coverage;

            (i) except to comply with existing contractual obligations or commitments, Seller shall not enter into any contract or transaction relating to the purchase of assets other than in the Ordinary Course of Business;

            (j) Seller shall not pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements or incurred since the Balance Sheet date in the Ordinary Course of Business (taking into account the planned dissolution of Seller);

            (k) Seller shall not, and shall cause each of the Acquired Subsidiaries or Foreign Subsidiaries from whom Assets will be acquired pursuant to the Purchase Option not to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization without the written consent of Purchaser, not to be unreasonably withheld;

            (l) Seller shall not, and shall cause each Seller Subsidiary not to
(i) change in any material respects any of the accounting methods used by it unless required or permitted by GAAP or (ii) make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

            (m) Seller shall deliver to Purchaser at or prior to the Closing a certificate, in form and substance reasonably satisfactory to Purchaser and consistent with Treasury Regulation Section 1.897-2(h), certifying that the Acquisition is exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act;

            (n) Seller shall deliver to Purchaser a complete and accurate list setting forth the following information as of March 31, 2003, with respect to the Acquired Subsidiaries: (i) the basis of each Acquired Subsidiary in its respective assets (including any intangible assets), (ii) the amount of any net operating losses, net capital losses, unused investment or other credits, unused foreign Tax, or excess charitable contributions of the Acquired Subsidiaries, and any limitations thereon, and (iii) the amount of any deferred gain or loss allocable to the Acquired Subsidiaries arising out of any prior intercompany transaction;

            (o) Seller shall not, and shall cause each of the Seller Subsidiaries not to, take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VIII not being satisfied, or would make any representation or warranty of Seller contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Seller or Purchaser to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and

            (p) Seller shall not, and shall cause each of the Seller Subsidiaries not to, enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

            Section 6.02 Access; Confidentiality. (a) Between the date of this Agreement and the Closing, Seller shall (i) afford Purchaser and its authorized representatives full and complete access to Seller's employees and during normal working hours to all books, records, offices and other facilities of Seller and each Seller Subsidiary, (ii) permit Purchaser to make such inspections and to make copies of such books and records as it may reasonably require and (iii) furnish Purchaser with such financial and operating data and other information as Purchaser may from time to time reasonably request. Purchaser and its authorized representatives shall conduct all such inspections under the supervision of personnel of Seller in a manner that will minimize disruptions to the business and operations of Seller and the Seller Subsidiaries and in a manner as to maintain the confidentiality of this Agreement. Nothing herein shall require Purchaser or Seller to disclose any information to the other if such disclosure would: (a) cause significant competitive harm to it or its Affiliates or their respective competitive positions if the Transactions are not consummated; (b) jeopardize any attorney-client or other legal privilege; or (c) contravene any Applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which it or its Affiliates is a party); provided, however, that if Purchaser or Seller, as the case may be, relies on this sentence of Section 6.2(a) as a basis for such non-disclosure, Purchaser or Seller, as the case may be, shall nevertheless inform the other the general nature of the information not being disclosed and the basis for such non-disclosure.

            (b) Purchaser and its authorized representatives (including its designated engineers or consultants) may upon reasonable notice and at any time enter into and upon all or any portion of Seller's properties included in the Assets (including all Leased Real Property) in order to investigate and assess, as Purchaser deems necessary or appropriate in its sole and absolute discretion, the environmental condition of such properties or the business conducted thereat. Seller shall, and shall cause the Seller Subsidiaries to, cooperate with Purchaser and its authorized representatives in conducting such investigation, shall allow Purchaser and its authorized representatives full access to their properties and businesses, together with full permission to conduct such investigation, and shall provide to Purchaser and its authorized representatives all plans, soil or surface or ground water tests or reports, any environmental investigation results, reports or assessments previously or contemporaneously conducted or prepared by or on behalf of, or in the possession of or reasonably available to Seller or any Seller Subsidiary or any of their engineers, consultants or agents and all other information relating to environmental matters in respect of their properties and businesses.

            (c) The provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the Closing. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, the Confidentiality Obligations as they relate to the transactions contemplated by this Agreement shall not apply to the purported or claimed Federal income tax treatment of the transactions (the "Tax Treatment") or to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transactions (the "Tax Structure"), and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement and any materials of any kind (including any tax opinions or other tax analyses) that relate to the Tax Treatment or Tax Structure. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not be treated as having been offered under conditions of confidentiality for purposes of the Confidentiality Regulations and shall be construed in a manner consistent with such purpose. The information contained herein, in the Disclosure Schedule or delivered to Purchaser or its authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Information (as defined and subject to the exceptions contained therein) until the Closing and, for that purpose and to that extent, the terms of the Confidentiality Agreement are incorporated herein by reference. All obligations of Purchaser under the Confidentiality Agreement shall terminate simultaneously with the Closing. Except as otherwise provided herein, Seller shall, and shall cause each Seller Subsidiary and their consultants, advisors and representatives to, treat after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law) the terms of this Agreement and all nonpublic, confidential or proprietary information concerning Seller and each Seller Subsidiary, and Seller shall not, and shall cause each Seller Subsidiary and their consultants, advisors and representatives not to use such information to the detriment of Seller, any Seller Subsidiary or Purchaser, and Purchaser shall, and shall cause its consultants, advisors and representatives to, treat after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law) the terms of this Agreement and all nonpublic, confidential or proprietary information concerning Purchaser, and Purchaser shall not, and shall cause each its consultants, advisors and representatives not to use such information to the detriment of Seller or Purchaser.

            Section 6.03 Efforts and Actions to Cause Closing to Occur. (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser and Seller shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any Applicable Laws) to consummate the Closing and the other Transactions as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, Permits, qualifications, exemptions or waivers by any Third Party or Governmental Entity.

            (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other parties of any written communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of Permits (including environmental Permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, Seller shall use its reasonable best efforts to effect such transfers, amendments or modifications.

            (c) Seller shall use its reasonable best efforts to obtain, prior to the Closing, the unconditional release of each Person holding a mortgage or lien on the Assets.

            (d) In addition to and without limiting the agreements of the parties contained above, Seller and Purchaser shall (if required);

               (i) take promptly all actions necessary to make the filings required of them or any of their Affiliates under the HSR Act;

               (ii) comply at the earliest practicable date with any request for additional information or documentary material received by Seller or Purchaser or any of their Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any state Attorney General or other Governmental Entity in connection with antitrust matters;

               (iii) cooperate with each other in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by the FTC, DOJ, any state Attorney General or any other Governmental Entity;

               (iv) use all reasonable commercial efforts to resolve such objections, if any, as may be asserted with respect to the Transactions under any antitrust law; and

               (v) advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any state Attorney General or any other Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, any state Attorney General or any other Governmental Entity in connection with the Transactions.

Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Seller and Purchaser shall each request early termination of the HSR Act waiting period.

            (e) Notwithstanding the foregoing or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither Seller nor any of the Seller Subsidiaries shall be entitled or required to divest or hold separate or otherwise take or commit to take any action that limits Purchaser's freedom of action with respect to, or its ability to retain, the Assets, without Purchaser's prior written consent.

            (f) Notwithstanding the foregoing or any other covenant herein contained, nothing in this Agreement shall be deemed to require Purchaser (i) to divest or hold separate any assets or agree to limit its future activities, method or place of doing business, (ii) to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or
(iii) to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of, or impose limitations on, any of the Transactions.

            (g) Purchaser shall not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VIII not being satisfied, or would make any representation or warranty of Purchaser contained herein inaccurate in any material respect at the Closing Date, or that would materially impair the ability of Seller or Purchaser to consummate the Closing in accordance with the terms hereof or materially delay such consummation.

            Section 6.04 Notification of Certain Matters. (a) From time to time prior to the Closing, Seller shall promptly supplement or amend the Disclosure Schedule with respect to any matter arising after the delivery thereof pursuant hereto that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule (a "Post-Signing Matter"). No supplement or amendment of the Disclosure Schedule made after the delivery of the Disclosure Schedule shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII hereof or the compliance by Seller with any covenant set forth herein or the indemnification provided for in Article X hereof; provided, however, that if Purchaser elects to close the Transactions after receiving notice of a Post-Signing Matter, Purchaser shall not be entitled to indemnification as provided for by Article X in respect of breach of representations and warranties relating to such Post-Signing Matter.

            (b) Seller shall give notice to Purchaser, and Purchaser shall give notice to Seller, promptly after becoming aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in ARTICLE VIII to be unsatisfied in any material respect at the Closing Date and (ii) any material failure of Seller or Purchaser, respectively, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that (x) the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (y) the failure to give such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice.

            (c) Seller shall deliver to Purchaser copies of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity relating to the United States federal, state, local or foreign Taxes due from or with respect to Seller or any Seller Subsidiary and
(ii) any closing agreements entered into by Seller or any Seller Subsidiary with any taxing authority, which come into the possession of Seller after the date hereof.

            Section 6.05 Stockholders' Meeting. In order to consummate the transactions contemplated by this Agreement, Seller, acting through its Board of Directors, shall, in accordance with applicable law and its organizational documents:

            (a) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable after the expiration of the Due Diligence Period for the purpose of voting on the approval and adoption of this Agreement and the Transactions;

            (b) prepare and, as promptly as practicable after the expiration of the Due Diligence Period, file with the SEC a preliminary proxy statement relating to this Agreement and the transactions contemplated hereby (the "Proxy Statement") and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement and to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause a definitive Proxy Statement to be mailed to its stockholders at the earliest practicable time, provided however, prior to filing or mailing of the Proxy Statement, Seller shall allow Purchaser to review and make reasonable comments on the Proxy Statement;

            (c) subject to Section 6.6, include in the Proxy Statement the recommendation of the Board of Directors of Seller that stockholders of Seller vote in favor of the approval of this Agreement and the transactions contemplated hereby; and

            (d) use commercially reasonable efforts to solicit from holders of shares of its common stock proxies in favor of Seller and shall take all other action necessary or, in the reasonable opinion of Seller, advisable to obtain approval of the transactions contemplated by this Agreement from stockholders holding at least a majority of the shares entitled to vote.

            Section 6.06 No Solicitation. (a) Seller shall not, and shall not authorize or permit any Seller Subsidiary, or any officers, directors, employees, agents, or representatives of Seller or any Seller Subsidiary (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by Seller or any Seller Subsidiary), to, directly or indirectly, initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest, or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiations regarding, or furnish to any person or entity any information with respect to, any Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that if, at any time during the period that commences on the date hereof and ends on the date on which the stockholders of Seller authorize the Transactions (the "Applicable Period"), the Board of Directors of Seller may, in response to an Acquisition Proposal that (i) was not solicited in breach of this Section 6.6(a), and (ii) is determined by the Board of Directors of Seller to be reasonably likely to lead to a Superior Proposal, (A) furnish information with respect to Seller and the Seller Subsidiaries to any person or entity making such Acquisition Proposal pursuant to a confidentiality agreement with provisions no less favorable to Seller than the provisions of the Confidentiality Agreement and (B) participate in discussions or negotiations regarding such Superior Proposal.

            (b) For purposes of this Agreement, "Superior Proposal" means any offer not solicited by Seller made by a third party to consummate an Acquisition Proposal on terms which the Board of Directors of Seller determines in good faith (after consultation with outside counsel and following the advice of its financial advisor) (i) to be more favorable to Seller's stockholders than this Agreement, (ii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Seller, is reasonably capable of being obtained by such third party without material delay and (iii) for which, in the good faith judgment of the Board of Directors of Seller, no regulatory approvals are required, including antitrust approvals, that would not be obtained in a timely manner.

            (c) Neither Seller nor the Board of Directors of Seller or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by such Board of Directors or such committee of this Agreement or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, unless, in the case of either (i) or (ii), the Board of Directors of Seller determines in good faith (after consultation with outside counsel) that failure to do so would be reasonably likely to result in a breach of the fiduciary duties of such Board under Applicable Law. In the event that such a determination is made by the Board of Directors of Seller, Seller may, during the Applicable Period, terminate this Agreement pursuant to Section 9.1(g) (and concurrently with or after such termination, if it so chooses, to enter into an agreement with respect to a Superior Proposal), but only at a time that is after the third business day following Purchaser's receipt of written notice advising Purchaser that the Board of Directors of Seller is prepared to make such determination (during which period Seller shall negotiate in good faith with Purchaser concerning any new proposal by Purchaser), specifying the material terms and conditions of such Superior Proposal.

            (d) In addition to the obligations of Seller set forth elsewhere in this Section 6.6, Seller shall promptly (and no later than 48 hours) advise Purchaser orally (with such oral advice to be promptly confirmed in writing) of any request for information or of any inquiry with respect to an Acquisition Proposal and the material terms and conditions of such request, inquiry or Acquisition Proposal. Seller will promptly keep Purchaser informed of the status and details (including amendments or changes or proposed amendments or changes) of any such request, inquiry or Acquisition Proposal.

            Section 6.07 Non-Compete. Without the express prior written consent of Purchaser, Seller shall not, at any time during the five-year period immediately following the Closing Date, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be related or otherwise affiliated in any manner with, any business similar to the Business; and provided, further, that the foregoing shall not prohibit Seller or its Affiliates from, individually or collectively, owning as a passive investment 5% or less of the equity of any publicly traded entity. Seller agrees that it shall not, and shall not permit its Affiliates to, for a period of one year after the Closing Date, seek to employ any person employed by Purchaser or any of its Affiliates or Subsidiaries as of the Closing Date.

            Section 6.08 Subsequent Actions. If at any time after the Closing Purchaser will consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in Purchaser, its right, title or interest in, to or under any or all of the Assets or otherwise to carryout this Agreement, Seller shall, or shall cause the appropriate Seller Subsidiary to, execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be requested by Purchaser in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser or otherwise to carry out this Agreement.

            Section 6.09 Employee Matters.

            (a) As of the Closing, Purchaser may, in its discretion, offer to employ any hourly or salaried employee of Seller or any of its Subsidiaries under such terms and conditions as Purchaser may determine.

            (b) Except as set forth on Schedule 2.3, Seller shall retain, and Purchaser shall not assume, any Plans (including, Title IV Plans) or any other arrangement or agreements (including with respect to any retention or sale bonus arrangements of Seller) relating to the employees of Seller or any of its Subsidiaries. All Liabilities to, or relating to, the Plans (including, all multiemployer Plans), and all Liabilities to, or relating to, any employee of Seller or any of its Subsidiaries, shall be Retained Liabilities, and Purchaser shall have no obligation or liability with respect to such Plans, arrangements or agreements. Purchaser and Seller shall take all actions necessary to cause the retention by Seller of all such Plans.

            (c) Seller shall comply with the requirements of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") as though the Closing hereunder constituted a "plant closing" or "mass layoff," as those terms are defined in the WARN Act or any state law applicable to or affecting any site of employment, facility, operating unit, or employee of the Business.

            Section 6.10 Purchaser Due Diligence Period. Purchaser shall have the right to conduct due diligence, interview employees and customers of Seller and shall be entitled to review the books, records and operations of Seller and the Seller Subsidiaries and to receive from Seller and any of the Seller Subsidiaries any and all financial, legal and other information reasonably necessary to complete its due diligence investigation of Seller, the Seller Subsidiaries, the Business, the Assets and Liabilities. On the tenth (10th) day following the date upon which Seller delivers to Purchaser the Disclosure Schedules (the "Initial Investigation Period"), Purchaser shall evaluate the status of its due diligence investigation, and Purchaser and Seller shall mutually agree on a reasonable period of no less than five (5) days in which Purchaser shall be entitled to complete its due diligence investigation following such ten (10) day period; provided, however, that in the event the parties are unable to agree on a reasonable period prior to the conclusion of such ten (10) day period, such ten (10) day period shall be extended for five
(5) days (such extended period as agreed upon between Purchaser and Seller, or if no agreement among Purchaser and Seller is reached, such five (5) day period being herein referred to as the "Extended Investigation Period" and, together with the Initial Investigation Period, the "Due Diligence Period"). In the event the last day of the Due Diligence Period shall fall on a day that is not a Business Day, the next following Business Day shall be the last day of the Due Diligence Period.

            Section 6.11 Purchaser Board Meeting. Within 5 Business Days following completion of the Due Diligence Period (the "Purchaser Board Approval Period"), Purchaser shall hold a meeting of its Board of Directors (the "Purchaser Board Meeting") to consider the approval of this Agreement and the consummation of the Transactions, and executive management of Purchaser shall, subject to satisfactory completion of due diligence, recommend that the Board of Directors of Purchaser approve the Agreement and the consummation of the Transactions. Purchaser shall promptly notify Seller of the results of such Purchaser Board Meeting.

            Section 6.12 Estoppel Certificates. During the period from the date hereof through the Closing Date, Seller shall request an estoppel certificate from the landlord under each Real Property Lease certifying that each such Real Property Lease is in full force and effect, that there are no defaults thereunder or any conditions that with the passage of time or the giving of notice, or both, would constitute a default thereunder (including, that all current rent and additional rent thereunder has been paid), or an estoppel certificate in the form so provided for under any such Real Property Lease.

            Section 6.13 General Cooperation. From the date hereof through the Closing, Seller will use its good faith efforts to operate the Business in such a manner as to achieve a smooth transition consistent with the mutual business interests of Seller and Purchaser. In this regard, Seller and Purchaser agree that they will enter into good faith discussions concerning the Business, including, but not limited to, personnel policies and procedures, and other operational matters relating to the Business.

            Section 6.14 Use of Seller's Name and Logo. It is expressly agreed that Purchaser is purchasing, acquiring or otherwise obtaining all right, title or interest in and to the name "Sagent Technology" or any trade names, Trademarks, identifying logos or service marks related thereto or employing the words "Sagent Technology" or any part or variation of any of the foregoing or any confusingly similar trade names, Trademarks or logos owned by Seller (collectively, the "Seller's Trademarks and Logos"). Seller agrees that, within ninety (90) days following on the Closing Date, Seller shall cease and desist, and cause all of its Affiliates, Subsidiaries or licensees to cease and desist, from all further use of Seller's Trademarks and Logos being transferred herein, and will adopt new trade names, Trademarks, identifying logos and service marks related thereto which are not confusingly similar to Seller's Trademarks and Logos being transferred herein; provided, however, that Seller and each Seller Subsidiary may continue to use its current corporate name for a period not to exceed 180 days after Closing, but only to effect an orderly winding-up of its business affairs (it being agreed and understood that this proviso shall not be applicable to the Acquired Subsidiaries). Promptly following the Closing, Seller shall amend the charter documents of Seller and its Subsidiaries to delete the name "Sagent".

            Section 6.15 Further Assurances. Each party shall cooperate with the other parties, and execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and to make all filings with and to obtain all consents, approvals or authorizations of any Governmental Entity or other regulatory authority or any other Person under any Permit, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by another party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

            Section 6.16 Termination of Certain Distribution Agreements. At the request of Purchaser, Seller shall, or shall cause its Subsidiaries to, terminate or cancel, effective as of the Closing Date, any distribution agreements (other than agreements (i) that are Assets acquired by Purchaser hereunder or (ii) to which an Acquired Subsidiary is a party ) to the extent such distribution agreements limit in any way Purchaser's ability to distribute any Assets on a worldwide basis.

                                   ARTICLE VII

                                   TAX MATTERS

            Section 7.01 Transfer Taxes. All Transfer Taxes attributable to the transfer of the Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne equally by Purchaser and for Seller and the parties shall take commercially reasonable steps to minimize Transfer Taxes. Seller and Purchaser shall cooperate to timely prepare and file any Tax Return or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes, and Seller shall timely file any such Tax Return and timely pay any associated Transfer Taxes unless Purchaser is required to file such Tax Return by applicable law. With respect to such Tax Returns filed by Seller, Purchaser shall pay to Seller, not later than 5 Business Days before the due date for payment of such Transfer Taxes, an amount equal to 50% of the Transfer Taxes shown on such return or other filing, and Seller shall, following the filing thereof, promptly furnish to Purchaser a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax. With respect to any such returns or filings required to be filed by Purchaser, Seller shall pay to Purchaser, not later than 5 Business Days before the due date for payment of such Transfer Taxes, an amount equal to 50% of the Transfer Taxes shown on such return or other filing, and Purchaser shall, following the filing thereof, promptly furnish to Seller a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax.

            Section 7.02 Tax Return Filings.

            (a) (i) Seller shall, or shall cause the Acquired Subsidiaries to, timely prepare and file with the relevant Taxing Authorities all Tax Returns for any taxable periods of the Acquired Subsidiaries the due date for filing of which, determined taking into account extensions, is on or before the Closing Date; provided that Seller shall furnish Purchaser with a copy of such returns at least 60 days before such returns are due, and no such Tax Returns shall be filed with any Taxing Authority without Purchaser's written consent. Any Tax Returns described in the preceding sentence shall be prepared on a basis consistent with the past practices of Seller and the Seller Subsidiaries, except to the extent otherwise required by applicable law, and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions).

               (ii) Seller shall prepare, or cause to be prepared, all Tax Returns relating to the Assets (other than the Acquired Subsidiaries) the due date for filing of which, determined taking into account extensions, is on or prior to the Closing Date. Seller shall be liable for and shall indemnify Purchaser, its Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for any Taxes related to the Assets, Seller, the Seller Subsidiaries or any Seller Group (other than Excluded Taxes which shall be the responsibility of Purchaser) attributable to periods ending on or prior to the Closing Date.

            (b) Purchaser shall prepare and file, or shall cause to be filed:

          (i) all Tax Returns with respect to the Assets (including the Acquired Subsidiaries) the due date for filing of which, determined taking into account extensions, is after the Closing Date. Seller shall be liable for and shall indemnify Purchaser, its Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for any Taxes related to the Assets, Seller, the Seller Subsidiaries or any Seller Group attributable to a Pre-Closing Tax Period other than Excluded Taxes.

          (ii) all Tax Returns relating to the Assets (including the Acquired Subsidiaries) for any taxable period that begins before the Closing Date and ends after the Closing Date (each such taxable period, a "Straddle Period", and such Taxes, "Straddle Period Taxes"), whether imposed or assessed before or after the Closing Date, other than Straddle Period Tax Returns that Seller is required to file by applicable law. Seller shall be liable for and shall indemnify Purchaser, its Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for (i) in the case of any Straddle Taxes other than Straddle Period Taxes based upon income or receipts, the amount of such Straddle Period Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Straddle Period Taxes based upon or related to income or receipts, the amount which would be payable if the relevant Tax period ended as of the close of business on the Closing Date; provided, however, that Seller shall not be liable for any Excluded Taxes. Any credits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period ended on the Closing Date. With respect to any such Straddle Period returns or filings, the non-filing party shall pay to the filing party, not later than 5 Business Days before the due date for payment of such Straddle Period Taxes, an amount equal to the portion of such Straddle Period Taxes for which the non-filing party is liable under this Section 7.2, and the filing party shall, promptly following the filing thereof, furnish to the non-filing party a copy of such return or other filing and a copy of a receipt showing payment of any such Straddle Period Tax.

            (c) With respect to any Tax Return filed by Purchaser pursuant to this Section 7.2, Seller shall reimburse Purchaser no later than 5 Business Days prior to the due date for filing such Tax Return for any amount owed by Seller pursuant to this Section 7.2. All Tax Returns for a taxable period including the Closing Date shall be filed on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Taxing Authority will not accept such a Tax Return.

            Section 7.03 Tax Indemnification.

            (a) Seller Indemnification. From and after the Closing, Seller shall be liable for, and Seller shall indemnify Purchaser, its Affiliates (including the Acquired Subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Purchaser Indemnities") against and hold them harmless on an after-Tax basis from (i) all liability for Taxes of the Seller, each Seller Subsidiary and each Seller Group with respect to any Pre-Closing Tax Period (other than Excluded Taxes which shall be the responsibility of Purchaser), including but not limited to any Taxes incurred as a result of the contribution of intercompany debt pursuant to
Section 4.33, (ii) all liability (as a result of Treasury Regulation ss.1.1502-6(a) or otherwise) for Taxes of Seller or any other corporation which is or has ever been affiliated with Seller (other than the Acquired Subsidiaries) or with whom Seller or any of the Seller Subsidiaries otherwise joins, has ever joined, or is or has ever been required to join in filing any consolidated, combined or unitary Tax Return prior to the Closing Date, (iii) all liability for Taxes of the Seller, each Seller Subsidiaries and each Seller Group arising (directly or indirectly) as a result of the sale of the Assets or the other transactions contemplated hereby, (iv) any breach of any representation or warranty contained in Section 4.23 and (v) all liability for reasonable legal fees and expenses attributable to any item in the foregoing clauses.

            (b) With respect to the contributions of intercompany debt pursuant to Section 4.33, the parties agree to file an applicable Tax Return reflecting no Tax liability on the contribution if the Tax advisor of Seller's choosing, reasonably acceptable to Purchaser, provides an opinion within 30 days after the Closing Date that under the laws of the relevant jurisdiction no income should be recognized as a result of the contribution. If such opinion is not timely provided with respect to the intercompany debt of any Acquired Subsidiary, Seller shall be liable for Tax on the contribution of intercompany debt pursuant to Section 4.33 in an amount equal to such Acquired Subsidiary's liability on the intercompany debt reduced by the net operating loss carryforward of such Acquired Subsidiary reflected on the Closing Balance Sheet and multiplied by the highest marginal tax rate in the jurisdiction of such Acquired Subsidiary on the Closing Date. Any such Tax shall be payable 5 days after the Closing Balance Sheet is prepared.

            (c) Any indemnity payment to be made under this Section 7.3, shall be paid within 10 days after the indemnified party makes written demand upon the indemnifying party, but except with respect to any amount due pursuant to

            Section 7.3(b), in no case earlier than 5 Business Days prior to the date on which the relevant Taxes are required to be paid to the relevant Taxing Authority (including as estimated Tax payments).

            Section 7.04 Cooperation. Seller and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including all Tax Claims (as defined below). Purchaser shall have access during regular business hours to all Tax records, including for purposes of making summaries and copies thereof (at Purchaser's expense), as they pertain to the Business and the Assets. Seller shall deliver, at Purchaser's expense, any or all Tax Returns, Tax books and records and similar or other records relating to Taxes payable with respect to the Acquired Subsidiaries.

            Section 7.05 Refunds and Credits. Any refund or credit of Taxes with respect to the Assets (including the Acquired Subsidiaries) for any taxable period ending on or before the Closing Date shall be for the account of Seller. Notwithstanding the foregoing, however, any such refund or credit shall be for the account of Purchaser to the extent that such refunds or credits are attributable (determined on a marginal basis) to the carryback from a Post-Closing Tax Period (or the portion of a Straddle Period that begins on the date after the Closing Date) of items of loss, deductions or other Tax items of the Acquired Subsidiaries (or any of their respective Affiliates, including Purchaser). Any refund or credit of Taxes with respect to the Assets (including the Acquired Subsidiaries) for any Post-Closing Tax Period shall be for the account of Purchaser. Any refund or credit of Taxes with respect to the Assets (including the Acquired Subsidiaries) for any Straddle Period shall be equitably apportioned between Seller and Purchaser. Each party shall, or shall cause its Affiliates to, forward to any other party entitled under this Section 7.5 to any refund or credit of Taxes any such refund within 10 days after such refund is received or reimburse such other party for any such credit within 10 days after the credit is allowed or applied against other Tax liability; provided, however, that any such amounts shall be net of any Tax cost or benefit to the payor party attributable to the receipt of such refund and/or the payment of such amounts to the payee party. The parties shall treat any payments under this section as an adjustment to the Purchase Price, unless a final determination (which shall include the execution of a Form 870AD or successor form) with respect to Purchaser or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United Stated Federal income Tax purposes. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of
Section 7.9.

            Section 7.06 Tax Sharing Agreements. Seller shall cause any and all Tax sharing agreements between (i) Seller or any of its Affiliates (other than the Acquired Subsidiaries), and (ii) any of the Acquired Subsidiaries, to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreements.

            Section 7.07 Allocation of Purchase Price.

            (a) The parties agree that the Purchase Price and the Assumed Liabilities (plus other relevant items) will be allocated to the Assets (including the Acquired Subsidiaries and if purchased, the Foreign Subsidiary Assets) in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder. Purchaser will complete a draft schedule (the "Allocation Schedule") allocating the Purchase Price and Assumed Liabilities to the Assets and provide a copy to Seller at least 60 days prior to the due date for filing any form with respect to the Allocation Schedule.

            (b) Seller shall notify Purchaser within 10 days after the receipt thereof if it considers the amount allocated to any assets to be inconsistent with Section 1060 of the Code and the regulations promulgated thereunder. Seller and Purchaser shall attempt to resolve any disagreement in good faith. If Seller and Purchaser fail to reach agreement as to an alternative allocation in the 10 days following such notice, the dispute with respect to the Allocation Schedule shall be presented on the next Business Day to a nationally recognized independent accounting firm mutually chosen by Purchaser and Seller, and if Purchaser and Seller cannot agree, mutually chosen by their respective independent accounting firms, for a decision that shall be rendered within 5 days thereafter. The independent accounting firm's review shall be limited to whether a disputed item has been prepared in accordance with Section 1060 of the Code and the regulations promulgated thereunder, and shall be final and binding on all parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Seller and Purchaser; provided, however, Seller shall bear the full amount of fees, costs and expenses if there are no material changes to the Allocation Schedule.

            (c) Purchaser and Seller shall file, and cause their respective Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the Allocation Schedule and shall take no position inconsistent therewith, unless, and then only to the extent, required to do so by a Final Determination. Purchaser and Seller shall exchange completed and executed copies of Internal Revenue Service Form 8594, any required schedules thereto, and any similar state, local and foreign forms, not later than 30 days prior to the filing date.

            Section 7.08 Calculation of Losses. The amount of any Loss for which indemnification is provided under this Article 7 shall be net of any amounts recoverable by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net Tax cost to the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax Benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax Benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for income Tax purposes, unless a final determination (which shall include the execution of a Form 870AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for income Tax purposes.

            Section 7.09 Procedures Relating to Indemnification of Tax Claims.

            (a) Notice. If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to any Purchaser Indemnitee pursuant to Section 7.3, Purchaser shall promptly notify Seller in writing of such claim (a "Tax Claim"). Failure to give notice of a Tax Claim to Seller within a sufficient period of time and in reasonably sufficient detail to allow Seller to effectively contest such Tax Claim shall affect the liability of Seller to any Purchaser Indemnitee only to the extent that Seller's position is actually and materially prejudiced as a result thereof.

            (b) Control of Proceedings. Seller shall control all proceedings taken in connection with any Tax Claim relating solely to Taxes of Seller, any Seller Subsidiary or any Seller Group for a Pre-Closing Tax Period, and may make all decisions in connection with such Tax Claim; provided, however, that (A) Purchaser and counsel of its own choosing shall have the right to participate fully in all aspects of the prosecution or defense of such Tax Claim to the extent it affects the Assets (including the Acquired Subsidiaries), and (B) Seller shall not settle any such Tax Claim without prior written consent of Purchaser to the extent it affects the Assets (including the Acquired Subsidiaries). Seller and Purchaser shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Assets (including the Acquired Subsidiaries) for a Straddle Period, and neither party shall settle any such Tax Claim without the written consent of the other party. Purchaser shall control all proceedings with respect to all other Tax Claims.

            Section 7.10 Employees. Purchaser and Seller, each Seller Subsidiary that is selling Assets and their respective Affiliates shall cooperate with each other to the extent necessary (including making any required elections) to permit Purchaser to treat wages paid to all employees of Seller and each Seller Subsidiary that is selling Assets prior to the Closing who become employees of Purchaser or its Affiliates subsequent to the Closing as having been paid by the Purchaser as successor employer solely for the purposes of Section 3121(a)(1) of the Code and any related employment or withholding tax provisions of any relevant Tax law.

                                  ARTICLE VIII

                                   CONDITIONS

            Section 8.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

            (a) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing; and

            (b) Seller Stockholder Approval. This Agreement and the Transactions shall have been authorized by the stockholders of Seller in the manner required pursuant to the Delaware General Corporation Law and Seller's certificate of incorporation and bylaws.

            Section 8.2 Conditions to Obligations of Purchaser to Effect the Closing. The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

            (a) Government Action. There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity:

               (i) seeking to prohibit or impose any material limitations on Purchaser's ownership or operation of all or a material portion of the Assets, or to compel Purchaser to dispose of or hold separate any material portion of the Assets;

               (ii) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions;

               (iii) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment or pay for or purchase any material Asset or otherwise to consummate the Closing;

               (iv) seeking to impose material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Assets;

               (v) which otherwise would have a Material Adverse Effect; or

               (vi) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or any other action shall be taken by any Governmental Entity, other than the application to the Transactions of applicable waiting periods under the HSR Act (if required), that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) above.

            (b) Opinion of Seller Counsel. Seller shall have delivered to Purchaser at the Closing an opinion of Wilson Sonsini Goodrich & Rosati, counsel to Seller, dated the Closing Date, in form reasonably satisfactory to Purchaser.

            (c) Consents Obtained. All consents of any Person necessary to the consummation of the Closing and the other Transactions, (including consents from parties to loans, contracts, leases or other agreements) as identified by Purchaser in writing, delivered within ten (10) days following delivery by Seller to Purchaser of the Disclosure Schedules (the "Required Consents").

            (d) Permits Obtained. All Permits necessary for the operation of the Business either have been transferred to Purchaser or have been obtained by Purchaser.

            (e) Material Adverse Change. Since the date of this Agreement, no Material Adverse Change shall have occurred and be continuing.

            (f) Representations and Warranties. All of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

            (g) Performance of Covenants. Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Seller to be performed or complied with by it under this Agreement on or prior to the Closing Date.

            (h) Tax Certifications. Purchaser shall have received a certification of non-foreign status from Seller and any Subsidiary of Seller that is selling Assets pursuant to this Agreement in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder.

            (i) Certificates. Purchaser shall have received from Seller a certificate, dated the Closing Date, duly executed by the Chief Executive Officer or the Chief Financial Officer of Seller, reasonably satisfactory in form to Purchaser, to the effect of paragraphs (e), (f), and (g).

            (j) Material Documents. Purchaser will have (i) received copies of all relevant material documents regarding the rights and obligations of Seller in connection with the Assets; and (ii) received certification from Seller that there are no relevant material documents other than those given to Purchaser and that Seller is in compliance with all terms and provisions of the relevant documents.

            (k) Release of Security Interests. All security interests in the Assets (other than Permitted Encumbrances with respect to those Assets not constituting Intellectual Property) shall have been released, and Purchaser shall have received copies of UCC-3 financing statements or such other documentary evidence satisfactory to Purchaser that such security interests have been released.

            (l) Closing Deliveries. Seller shall have made all closing deliveries to Purchaser as set forth in Section 3.2.

            (m) Transfer of All Assets. All Assets shall be transferred to Purchaser, it being understood that Purchaser shall have no obligation to effect the Closing unless all Assets shall be transferred to Purchaser.

            The foregoing conditions are for the sole benefit of Purchaser and may be waived by Purchaser, in whole or in part, at any time and from time to time in its sole discretion.

            Section 8.03 Conditions to Obligations of Seller to Effect the Closing. The obligations of Seller to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. All of the representations and warranties Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

            (b) Purchaser's Performance of Covenants. Purchaser shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

            (c) Certificate of Purchaser's Officers. Seller shall have received from Purchaser a certificate, dated the Closing Date, duly executed by Purchaser, satisfactory in form to Seller, to the effect of paragraphs (a) and
(b) above.

            (d) Opinion of Purchaser Counsel. Purchaser shall have delivered to Seller at the Closing an opinion of Cadwalader, Wickersham & Taft LLP, counsel to Purchaser, dated the Closing Date, in form reasonably satisfactory to Seller.

            (e) Closing Deliveries. Purchaser shall have made all closing deliveries to Seller as set forth in Section 3.3.

            The foregoing conditions are for the sole benefit of Seller and may be waived by Seller, in whole or in part, at any time and from time to time in its sole discretion.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.1 Termination. This Agreement may be terminated or abandoned at any time prior to the Closing Date:

            (a) By the mutual written consent of Purchaser and Seller;

            (b) By Purchaser or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable;

            (c) By Purchaser or Seller (provided that the failure of the Closing to occur on or before either date set forth below is not caused by the breach of any covenant, agreement, representation or warranty hereunder by the party seeking such termination), upon written notice given to the other party in the event that the Closing shall not have taken place on or before September 15, 2003 (the "Termination Date");

            (d) By Purchaser or Seller if Seller stockholder approval shall not have been obtained at the Seller stockholders meeting duly convened therefor or at any adjournment or postponement thereof;

            (e) By Seller:

               (i) if Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be cured prior to the Termination Date or has not been cured within 30 days after the giving of written notice by Seller to Purchaser specifying such breach;

               (ii) if a condition under Section 8.1 or 8.3 to Seller's obligations hereunder is incapable of being satisfied prior to the Termination Date; or

               (iii) if the Board of Directors of Purchaser has not approved the Agreement and the consummation of the Transactions as of the last day of the Purchaser Board Approval Period.

            (f) By Purchaser:

               (i) if Seller shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be cured prior to the Termination Date or has not been cured within 30 days after the giving of written notice by Purchaser to Seller specifying such breach;

               (ii) if Seller or any of its directors or officers shall breach
          Section 6.6;

               (iii) (A) if Seller breaches its obligations under this Agreement by failing to call or hold the stockholders meeting in accordance with
          Section 6.6, (B) if the Board of Directors of Seller or any committee thereof shall withdraw or modify, or make any disclosure to the stockholders of Seller, whether or not permitted pursuant to Section 6.6, that has the effect of withdrawing or modifying, its approval or recommendation of this Agreement, (C) if the Board of Directors of Seller or any committee thereof shall approve or recommend, or make any disclosure to the stockholders of Seller, whether or not permitted pursuant to Section 6.6, that has the effect of approving or recommending, to the stockholders of Seller an Acquisition Proposal,
          (D) if, after an Acquisition Proposal shall have been made public, the Board of Directors of Seller fails to affirm its recommendation of this Agreement as promptly as practicable (but in any case within 5 Business Days) after any written request from Purchaser or (E) if a tender offer or exchange offer constituting an Acquisition Proposal is commenced, and the Board of Directors of Seller fails to promptly recommend against acceptance of such offer by the stockholders of Seller (including by taking no position with respect to the acceptance of such offer by the stockholders of Seller);

               (iv) if any person shall have consummated a tender offer or an exchange offer or other transaction constituting an Acquisition Proposal;

               (v) if a condition under Section 8.1 or 8.2 to Purchaser's obligations hereunder is incapable of being satisfied prior to the Termination Date;

               (vi) at any time prior to the last day of the Due Diligence Period if it is not satisfied, in its sole discretion, with its due diligence investigation; or

               (vii) if the Board of Directors of Purchaser shall not have approved this Agreement and the consummation of the Transaction at the Purchaser Board Meeting.

            (g) by Seller, in accordance with Section 6.6, subject to payment of the amount contemplated by Section 9.2(b).

            Section 9.02 Effect of Termination.

            (a) In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of Purchaser or Seller except (i) for fraud or for breach of this Agreement prior to such termination or abandonment of the Transactions, (ii) as set forth in Section 11.1 and (iii) as set forth in
Section 9.2(b).

            (b) In the event that (1) an Acquisition Proposal shall have been made known to Seller or has been made directly to its stockholders or any person has announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter this Agreement is terminated by either Parent or Seller pursuant to Section 9.1(d), (2) this Agreement is terminated by Seller pursuant to Section 9.1(g), or (3) this Agreement is terminated by Purchaser pursuant to
Section 9.1(f)(ii), 9.1(f)(iii) or 9.1(f)(iv) then, in such event, Seller shall pay to Purchaser simultaneously with such termination an amount equal to $850,000, which amount shall be payable by wire transfer of same day funds. Seller acknowledges that the agreement contained in this Section 9.2(b) is an integral part of the transactions contemplated by this Agreement, and that, without this agreement, Purchaser would not enter into this Agreement; accordingly, if Seller fails promptly to pay the amounts due pursuant to this
Section 9.2(b), and, in order to obtain such payment, Purchaser commences a suit which results in a judgment against Seller for the amount set forth in this
Section 9.2(b), Seller shall pay to Purchaser its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest thereon at the Applicable Rate on the date such payment was required to be made.

                                   ARTICLE X

                                 INDEMNIFICATION

            Section 10.01 Survival of Certain Representations and Warranties. The representations and warranties set forth in Article IV and Article V shall generally survive the Closing and continue in full force and effect for a period of four months after the Closing. All covenants and agreements of the parties contained in this Agreement shall survive the Closing for their respective periods set forth herein, unless otherwise indicated herein.

            Section 10.02 Indemnification by Seller.

            (a) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 10.2(b)), Seller shall indemnify, defend and hold the Purchaser Indemnified Parties harmless from and against any and all Losses directly or indirectly based upon, arising out of, resulting from or relating to:

               (i) any breach of any representation or warranty of Seller contained in this Agreement or the Ancillary Agreements;

               (ii) any breach of any agreement, covenant or obligation of Seller set forth in this Agreement or the Ancillary Agreements; and

               (iii) the Retained Liabilities.

            (b) Notwithstanding anything contained in this Agreement to the contrary, Seller's obligation to indemnify, defend and hold the Purchaser Indemnified Parties harmless shall be limited as follows:

               (i) No amounts of indemnity shall be payable pursuant to Section 10.2(a) unless and until the aggregate of all Losses suffered by Purchaser Indemnified Parties shall exceed $250,000 in the aggregate, and then from the first dollar to the full extent of such Losses.

               (ii) In no event shall the aggregate amount of indemnity required to be paid by Seller to all Purchaser Indemnified Parties pursuant to
          Section 10.2(a) exceed the cash portion of the Purchase Price.

               (iii) No claim may be asserted nor may any action be commenced against Seller pursuant to Section 10.2(a) unless written notice of such claim or action is received by Seller describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 10.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date;

               (iv) For purposes of computing the aggregate amount of claims against Seller, the amount of each claim by a Purchaser Indemnified Party shall be deemed to be an amount equal to, and any payments by Seller pursuant to Section 10.2(a) shall be limited to, the amount of Losses that remain after (A) deducting therefrom (1) any insurance proceeds and any indemnity, contributions or other similar payment payable by any Third Party with respect thereto, and (2) any Tax benefit realized by a Purchaser Indemnified Party or any Affiliate thereof with respect to the Losses or items giving rise to such claim for indemnification, and (B) adding thereto any Tax cost realized by a Purchaser Indemnified Party or any Affiliate thereof with respect to any payments to be made pursuant to Section 10.2(a) (as determined after the application of Section 10.2(b)(iv)(A)(1)). For purposes of this Section 10.2(b)(iv), "Tax benefits" shall mean the present value (determined using the applicable long-term federal rate as defined in Section 1274(d) of the Code, or any successor provision) of any past, present or future deduction, expense, loss, increase in asset basis, credit or refund realized by a Purchaser Indemnified Party or any Affiliate thereof, and "Tax cost" shall mean the present value (determined using the applicable long-term federal rate as defined in Section 1274(d) of the Code, or any successor provision) of any present or future income, gain, loss of deduction, or decrease in asset basis realized by a Purchaser Indemnified Party, or any Affiliate thereof. The amount of the Tax benefits and Tax costs shall be determined by assuming (1) the Purchaser Indemnified Party or any Affiliate thereof, as the case may be, is, and will continue to be, in the maximum United States federal income tax bracket, after any deduction reportable with respect to a payment hereunder, and (2) the effective state and local income tax rate, or, as the case may be, corporation tax rate of the Purchaser Indemnified Party or any Affiliate thereof, as the case may be, is, and will continue to be, its effective rate for the most recent prior taxable year for which such information is available; and

               (v) For the purposes of the satisfaction of the limitations set forth in Sections 10.2(b)(i) and (ii), the representations, warranties, covenants and agreements of Seller in this Agreement and in the Ancillary Agreements shall be read without giving effect to qualifications for materiality or Material Adverse Effect.

            Section 10.03 Indemnification by Purchaser.

            (a) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 10.3(b)), Purchaser shall indemnify, defend and hold the Seller Indemnified Parties harmless from and against any and all Losses directly or indirectly based upon, arising out of, resulting from or relating to:

               (i) any breach of any representation or warranty of Purchaser contained in this Agreement;

               (ii) any breach of any agreement, covenant or obligation of Purchaser set forth in this Agreement;

               (iii) the Assumed Liabilities; and

               (iv) the operation of the Business and the Assets on and after the Closing Date (other than Retained Liabilities).

            (b) Notwithstanding anything contained in Section 10.3(a) to the contrary, Purchaser's obligation to indemnify, defend and hold the Seller Indemnified Parties harmless shall be limited as follows:

               (i) No claim may be asserted nor may any action be commenced against Purchaser pursuant to Section 10.3(a) unless written notice of such claim or action is received by Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 10.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date;


               (ii) For purposes of computing the aggregate amount of claims against Purchaser the amount of each claim by a Seller Indemnified Party shall be deemed to be an amount equal to, and any payments by Purchaser pursuant to Section 10.3(a) shall be limited to, the amount of Losses that remain after (A) deducting therefrom, (1) any insurance proceeds and any indemnity, contributions or other similar payment payable by any Third Party with respect thereto, and (2) any Tax benefit realized by a Seller Indemnified Party or any Affiliate therefor with respect to the Losses or items giving rise to such claim for indemnification, and (B) adding thereto any Tax cost realized by a Seller Indemnified Party or any Affiliate thereof with respect to any payments to be made pursuant to Section 10.3(a) (as determined after the application of Section 10.3(b)(ii)(A)(1)). For purposes of this
          Section 10.3(b)(ii), "Tax benefits" shall mean the present value (determined using the applicable long-term federal rate as defined in Section 1274(d) of the Code, or any successor provision) of any present or future deduction, expense, loss, increase in asset basis, credit or refund realized by a Seller Indemnified Party or any Affiliate thereof, and "Tax cost" shall mean the present value (determined using the applicable long-term federal rate as defined in Section 1274(d) of the Code, or any successor provision) of any past, present or future income, gain, loss of deduction, or decrease in asset basis realized by a Seller Indemnified Party, or any Affiliate thereof. The amount of the Tax benefits and Tax costs shall be determined by assuming (1) the Seller Indemnified Party or any Affiliate thereof, as the case may be, is, and will continue to be, in the maximum United States federal income tax bracket after any deduction reportable with respect to a payment hereunder, and (2) the effective state and local income tax rate, or, as the case may be, corporation tax rate of the Seller Indemnified Party or any Affiliate thereof, as the case may be, is, and will continue to be, its effective rate for the most recent prior taxable year for which such information is available.

            Section 10.04 Indemnification Procedures.

            (a) Any Seller Indemnified Party or Purchaser Indemnified Party (each, an "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification hereunder (the "Indemnitor") written notice of any claim or matter which gives rise to a claim for indemnification hereunder, promptly upon becoming aware of a fact, condition or event for which indemnification is provided under this Article X, but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification; provided, however, that the failure of an Indemnified Party to give such notice shall not relieve any Indemnitor of its obligations under this Agreement, except to the extent that such failure materially prejudices the rights of any such Indemnitor.

            (b) The Indemnitor shall have the right to control and direct, through counsel of its own choosing, the defense or settlement of any claim, action, suit or proceeding brought by a Person who is not a party or an Affiliate of a party to this Agreement (a "Third Party Claim"). The Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party; provided, however, that the Indemnified Party shall have the right to employ, at Indemnitor's expense, one counsel of its choice to represent the Indemnified Party, if the Indemnified Party is advised by counsel reasonably satisfactory to the Indemnitor that there exists any actual or potential conflict of interest between the Indemnitor and the Indemnified Party. The Indemnified Party shall provide the Indemnitor with access to its records and personnel relating to any Third Party Claim during normal business hours and shall otherwise cooperate fully with the Indemnitor in the defense or settlement thereof, and the Indemnitor shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnitor elects to direct the defense of a Third Party Claim, then the Indemnified Party shall not pay, permit to be paid, or settle any part of any claim or demand arising from such asserted liability, unless the Indemnitor consents in writing to such payment or unless the Indemnitor, subject to the last sentence of this Section 10.4(b), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnitor is entered against the Indemnified Party for such liability. The Indemnitor will not settle any claim without the consent of the Indemnified Party (such consent not to be unreasonably withheld) if such settlement would involve the imposition of equitable remedies or impose material obligations on the Indemnified Party other than financial obligations for which the Indemnified Party will be indemnified hereunder. If the Indemnitor shall fail to defend, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from the defense of a Third Party Claim, then the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnitor's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 10.4(b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Indemnified Party shall give the Indemnitor prompt written notice thereof, and the Indemnitor shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

            Section 10.05 Limitations.

            (a) In any claim for indemnification under this Agreement, the Indemnitor shall not be required to indemnify any Person for special, exemplary or consequential damages, including without limitation loss of profit or revenue, any multiple of reduced cash flow, interference with operations, or loss of tenants, lenders, investors or buyers.

            (b) The indemnification provisions of this Article X shall terminate and be of no further force and effect on the date which is four months after the Closing (the "Indemnification Termination Date"); provided, however, that the indemnification provisions of this Article X shall not be terminated with respect to any specific claim for indemnification which was made before expiration of the Indemnification Termination Date.

            (c) Except for remedies that cannot be waived as a matter of law, the enforcement of the indemnification provisions of this Article X shall be the exclusive remedy, other than in the case of fraud or intentional misrepresentation, of the parties for any breach of any warranty, representation or covenant contained in this Agreement; provided, however, that such exclusivity shall not limit or restrict a party's ability to obtain specific performance or injunctive relief.

            (d) In any case where an Indemnified Party recovers from a Third Party any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter, and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

            (e) Indemnification for Taxes under this Agreement shall be controlled by Article VII.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.01 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement.

            Section 11.02 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

            Section 11.03 Publicity. Until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article IX, neither Seller, Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

            Section 11.04 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to Purchaser, to:

            Group 1 Software, Inc.
                  4200 Parliament Place, Suite 600
                  Lanham, Maryland 20706
                  Attention:  General Counsel
                  Telephone:  (301) 918-0400
                  Telecopy:  (301) 918-0430

            with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Louis J. Bevilacqua, Esq.
                  Telephone:  (212) 504-6057
                  Telecopy:  (212) 504-6666

if to Seller, to:

            Sagent Technology, Inc.
                  800 West El Camino Real Suite 300
                  Mountain View, California 94040
                  Attention:  Chief Executive Officer
                  Telephone:  (650) 815-3100
                  Telecopy:  (650) 815-3500

            with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention:  Arthur Schneiderman
                  Telephone:  (650) 493-9300
                  Telecopy:  (650) 493-6811

            Section 11.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

            Section 11.6 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights or remedies upon any Person other than the parties hereto and thereto.

            Section 11.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

            Section 11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

            Section 11.9 Enforcement; Venue. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of New York.

            Section 11.10 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            Section 11.11 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            Section 11.12 Election of Remedies. Neither the exercise of nor the failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit any of the Purchaser Indemnified Parties in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

            Section 11.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       GROUP 1 SOFTWARE, INC.



                                          By: /s/ Mark D. Funston
                                              ---------------------------------
                                              Name:    Mark D. Funston
                                              Title:   Chief Executive Officer


                                       SAGENT TECHNOLOGY, INC.




                                          By:
                                               /s/ Andre Boisvert
                                              ----------------------------------
                                              Name:    Andre Boisvert
                                              Title:   Chairman and CEO

                             INDEX OF DEFINED TERMS

A

Accounts Receivable..............
Acquired Subsidiaries............
Acquisition Proposal.............
Affiliate........................
Agreement........................
Allocation Schedule..............
Ancillary Agreements.............
Applicable Law...................
Applicable Period................
Applicable Rate..................
Assets...........................
Associate........................
Assumed Liabilities..............
Assumption and Assignment
    Agreement....................

B

Balance Sheet....................
Balance Sheet Date...............
Business.........................
Business Day.....................

C

CDC..............................
Claim............................
Closing..........................
Closing Date.....................
Code.............................
Computer Hardware................
Confidentiality Agreement........
Confidentiality Obligations......
Confidentiality Regulations......
Copyrights.......................

D

Databases........................
Defect...........................
Disclosure Schedule..............
Documentation....................
DOJ..............................
Due Diligence Period.............

E

Encumbrances.....................
Environmental Claim..............
Environmental Law................
ERISA............................
ERISA Affiliate..................
Exchange Act.....................
Excluded Taxes...................
Exercise Notice..................
Expenses.........................
Extended Investigation Period....

F

Final Determination..............
Financial Statements.............
Foreign Subsidiary Assets........
FTC..............................

G

GAAP.............................
Governmental Entity..............

H

Holdback Amount..................
HSR Act..........................

I

Indebtedness.....................
Indemnification Termination Date.
Indemnified Party................
Indemnitor.......................
Independent Accountant...........
Initial Investigation Period.....
Intellectual Property............
Internet Assets..................
Inventory........................
IP Licenses......................

K

Key Customers....................
Knowledge of Seller..............

L

Lease Assignment Documents.......
Leased Real Property.............
Liabilities......................
Loss Threshold...................
Losses...........................

M

Material Adverse Change..........
Material Adverse Effect..........
Material Contracts...............
Materials of Environmental Concern

N

Net Assets.......................
Notes............................
Notice of Disagreement...........

O

Off-the-Shelf Software...........
Ordinary Course of Business......

P

Patents..........................
PBGC.............................
Permits..........................
Permitted Encumbrances...........
Person...........................
Personal Property Leases.........
Plan.............................
Post-Closing Tax Period..........
Pre-Closing Tax Period...........
Product..........................
Proxy Statement..................
Purchase Option..................
Purchase Price...................
Purchase Price Adjustment........
Purchaser........................
Purchaser Board Approval Period..
Purchaser Board Meeting..........
Purchaser Indemnified Parties....
Purchaser Indemnities............
Purchaser Loan Agreements........

R

Real Property Leases.............
Representative...................
Retained Assets..................
Retained Liabilities.............
returns..........................

S

SEC..............................
Securities Act...................
Self-Help Mechanism..............
Seller...........................
Seller Agreements................
Seller Board of Directors........
Seller Group.....................
Seller Indemnified Parties.......
Seller Intellectual Property.....
Seller SEC Documents.............
Seller Subsidiary................
Seller's Trademarks and Logos....
Shares...........................
Software.........................
Statement of Net Assets..........
Straddle Period..................
Straddle Period Taxes............
Subsidiary.......................
Superior Proposal................
Survival Period..................

T

Tax..............................
Tax Benefit......................
Tax Claim........................
Tax Return.......................
Tax Structure....................
Tax Treatment....................
Taxes............................
Taxing Authority.................
Termination Date.................
Third Party......................
Third Party Claim................
this Agreement...................
Title IV Plan....................
Trade Secrets....................
Trademarks.......................
Transactions.....................
Transfer Tax.....................
Transfer Taxes...................

U

Unauthorized Code................

W

Warn Act.........................
WARN Act.........................
Warranty Claim...................